Use these links to rapidly review the document

TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-183052,
333-183052-01, and 333-183052-02

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell the securities and neither is soliciting any offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated November 18, 2013

PROSPECTUS SUPPLEMENT
(To prospectus dated August 3, 2012)

NextEra Energy, Inc.
11,100,000 Shares
Common Stock

        NextEra Energy, Inc. ("NEE") is offering 4,500,000 shares of its common stock. In addition, NEE expects to enter into a forward sale agreement with Citibank, N.A., who is referred to as the "forward counterparty." The forward counterparty (or an affiliate thereof) is, at NEE's request, borrowing from third parties and selling 6,600,000 shares of NEE common stock in connection with such forward sale agreement. If the forward counterparty (or an affiliate thereof) is unable to borrow and deliver for sale on the anticipated closing date of this offering the number of shares of NEE common stock to which the forward sale agreement relates, or if the forward counterparty determines, in its commercially reasonable judgment, that it is either impracticable to do so or that it (or its affiliate) is unable to borrow, at a cost not greater than a specified amount per share, and deliver for sale on the anticipated closing date the number of shares of NEE common stock to which the forward sale agreement relates, NEE will issue and sell a number of shares equal to the number of shares that the forward counterparty (or its affiliate) does not borrow and sell.

        NEE will not initially receive any proceeds from the sale of the shares of its common stock by the forward counterparty (or an affiliate thereof), except in certain circumstances described in this prospectus supplement. Although NEE expects to physically settle the forward sale agreement entirely by delivering shares of its common stock in exchange for cash proceeds, NEE may elect cash or net share settlement for all or a portion of its obligations under the forward sale agreement if NEE concludes that it is in its best interests to do so. See "Underwriting—Forward Sale Agreement" beginning on page S-35 of this prospectus supplement for a description of the forward sale agreement.

        NEE common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "NEE." On November 18, 2013, the last reported sale price of NEE common stock on the NYSE was $89.06 per share.

        See "Risk Factors" beginning on page S-6 of this prospectus supplement to read about certain factors you should consider before making an investment in the common stock.

        Neither the Securities and Exchange Commission nor any other securities commission in any jurisdiction has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters have agreed to purchase the shares of common stock being offered hereby at a price of $            per share. Therefore the estimated aggregate net proceeds, before expenses payable by NEE, from this offering are expected to be $            , consisting of (1) $            of estimated net proceeds, before expenses, to be received upon settlement of NEE's offering of its common stock and (2) $            of estimated net proceeds to NEE, before expenses, with respect to the common stock to be offered by the forward counterparty (or an affiliate thereof). For the purpose of calculating the aggregate net proceeds to NEE, NEE has assumed that the forward sale agreement is physically settled on the effective date of the forward sale agreement based upon the initial forward sale price of $            . The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

        The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        The common stock is expected to be delivered against payment in New York, New York on or about November     , 2013.

Citigroup	Barclays

The date of this prospectus supplement is November    , 2013.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus and in any communication from NEE or the underwriters specifying the final terms of the offering. Neither NEE nor the underwriters has authorized anyone else to provide you with additional or different information. Neither NEE nor the underwriters is making an offer of the common stock in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Prospectus Supplement

PROSPECTUS SUPPLEMENT SUMMARY

        You should read the following summary in conjunction with the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements should be read with the cautionary statements in the accompanying prospectus under the heading "Forward-Looking Statements" and the important factors discussed in this prospectus supplement and in the incorporated documents. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. You should pay special attention to the "Risk Factors" section beginning on page S-6 of this prospectus supplement to determine whether an investment in the common stock is appropriate for you.

 NEE

        The information in this section supplements the information in the "NEE" section on page 2 of the accompanying prospectus.

        NEE is a holding company incorporated in 1984 as a Florida corporation and conducts its operations principally through two wholly-owned subsidiaries, Florida Power & Light Company ("FPL") and, indirectly through NextEra Energy Capital Holdings, Inc. ("NEE Capital"), NextEra Energy Resources, LLC ("NEER"). FPL is a rate-regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. NEER produces the majority of its electricity from clean and renewable sources, including wind and solar. NEER also provides full energy and capacity requirements services, engages in power and gas marketing and trading activities, participates in natural gas production and pipeline infrastructure development and owns a retail electricity provider.

        NEE's principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

 THE OFFERING

Common stock offered by NEE	4,500,000 shares
Common stock offered by the forward counterparty
(or an affiliate thereof)	6,600,000 shares
Common stock to be outstanding after this offering,
but excluding any shares of common stock that
may be issued upon physical settlement of the forward sale agreement(1)	435,181,556 shares
Common stock to be outstanding after settlement
of the forward sale agreement
assuming physical settlement(2)	441,781,556 shares

(1)
This amount is based on the total number of shares of NEE common stock that were outstanding on September 30, 2013, and assumes that no event occurs that requires NEE to sell its common stock to the underwriters in lieu of the forward counterparty (or an affiliate thereof) selling NEE common stock to the underwriters.

(2)
The forward counterparty has advised NEE that it (or its affiliate) intends to acquire shares of NEE common stock to be sold under this prospectus supplement through borrowings from stock lenders. Subject to the occurrence of certain events, NEE will not be obligated to deliver shares of NEE common stock, if any, under the forward sale agreement until final settlement of the forward sale agreement. Except in certain circumstances, NEE has the right to elect physical, cash or net share settlement under the forward sale agreement. NEE cannot be required to cash settle or net share settle the forward sale agreement. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.

Use of proceeds	NEE estimates that the net proceeds from the sale of the common stock NEE is offering, after deducting the estimated offering expenses payable by NEE, will be approximately $ million. NEE will not initially receive any proceeds from the sale of the shares of NEE common stock by the forward counterparty (or an affiliate thereof) pursuant to this prospectus supplement, unless an event occurs that requires NEE to sell its common stock to the underwriters in lieu of the forward counterparty (or an affiliate thereof) selling NEE common stock to the underwriters.

Depending on the price of NEE common stock at the time of settlement of the forward sale agreement and the relevant settlement method, NEE may receive proceeds from the sale of common stock upon settlement of the forward sale agreement, which settlement must occur no later than December 31, 2014. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.

NEE will add any net proceeds that NEE receives upon settlement of the sale of the common stock offered by NEE hereby and upon settlement of the forward sale agreement to its general funds. NEE expects to use its general funds to fund investments in energy and power projects, including renewable power projects, and for other general corporate purposes, including the repayment of a portion of NEE Capital's total outstanding commercial paper obligations. See "Use of Proceeds."
Listing	NEE common stock is listed on the NYSE under the symbol "NEE."
Risk factors
An investment in NEE common stock involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" beginning on page S-6 of this prospectus supplement.
Conflicts of interest
The entire proceeds of this offering (except the proceeds that NEE will receive upon the sale of the common stock offered by NEE hereby and any common stock that NEE may sell to the underwriters in lieu of the forward counterparty (or an affiliate thereof) selling NEE common stock to the underwriters) will be paid to the forward counterparty (or its affiliate). As a result, the forward counterparty (or its affiliate) will receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Accordingly, Citigroup Global Markets Inc. is deemed to have a "conflict of interest" within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., and this offering will be conducted in accordance with Rule 5121. See "Conflicts of Interest."

RISK FACTORS

        The information in this section supplements the information in the "Risk Factors" section beginning on page 2 of the accompanying prospectus.

        Before purchasing the common stock, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in the accompanying prospectus or in this prospectus supplement in order to evaluate an investment in the common stock.

 Risks Relating to NEE's Business

Regulatory, Legislative and Legal Risks

NEE's business, financial condition, results of operations and prospects may be adversely affected by the extensive regulation of its business.

        The operations of NEE are subject to complex and comprehensive federal, state and other regulation. This extensive regulatory framework, portions of which are more specifically identified in the following risk factors, regulates, among other things and to varying degrees, NEE's industries, rates and cost structures, operation of nuclear power facilities, construction and operation of generation, transmission and distribution facilities and natural gas and oil production, transmission and fuel storage facilities, acquisition, disposal, depreciation and amortization of facilities and other assets, decommissioning costs and funding, service reliability, wholesale and retail competition, and commodities trading and derivatives transactions. In its business planning and in the management of its operations, NEE must address the effects of regulation on its business and any inability or failure to do so adequately could have a material adverse effect on its business, financial condition, results of operations and prospects.

NEE's business, financial condition, results of operations and prospects could be materially adversely affected if it is unable to recover in a timely manner any significant amount of costs, a return on certain assets or an appropriate return on capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise.

        FPL, a wholly-owned subsidiary of NEE, is a regulated entity subject to the jurisdiction of the Florida Public Service Commission ("FPSC") over a wide range of business activities, including, among other items, the retail rates charged to its customers through base rates and cost recovery clauses, the terms and conditions of its services, procurement of electricity for its customers, issuance of securities, and aspects of the siting and operation of its generating plants and transmission and distribution systems for the sale of electric energy. The FPSC has the authority to disallow recovery by FPL of costs that it considers excessive or imprudently incurred and to determine the level of return that FPL is permitted to earn on its investments. The regulatory process, which may be adversely affected by the political, regulatory and economic environment in Florida and elsewhere, limits FPL's ability to increase earnings and does not provide any assurance as to achievement of authorized or other earnings levels. NEE's business, financial condition, results of operations and prospects could be materially adversely affected if any material amount of costs, a return on certain assets or an appropriate return on capital cannot be recovered through base rates, cost recovery clauses, other regulatory mechanisms or otherwise. Lone Star Transmission, LLC ("Lone Star"), an indirect wholly-owned subsidiary of NEE that is a regulated electric transmission utility subject to the jurisdiction of the Public Utility Commission of Texas, is subject to similar risks.

Regulatory decisions that are important to NEE may be materially adversely affected by political, regulatory and economic factors.

        The local and national political, regulatory and economic environment has had, and may in the future have, an adverse effect on FPSC decisions with negative consequences for FPL. These decisions may require, for example, FPL to cancel or delay planned development activities, to reduce or delay other planned capital expenditures or to pay for investments or otherwise incur costs that it may not be able to recover through rates, each of which could have a material adverse effect on the business, financial condition, results of operations and prospects of NEE. Lone Star is subject to similar risks.

FPL's use of derivative instruments could be subject to prudence challenges and, if found imprudent, could result in disallowances of cost recovery for such use by the FPSC.

        In the event that the FPSC engages in a prudence review of FPL's use of derivative instruments and finds such use to be imprudent, the FPSC could deny cost recovery for such use by FPL. Such an outcome could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

Any reductions to, or the elimination of, governmental incentives that support renewable energy, including, but not limited to, tax incentives, renewable portfolio standards ("RPS") or feed-in tariffs, or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development of new renewable energy projects, NEER abandoning the development of renewable energy projects, a loss of NEER's investments in renewable energy projects and reduced project returns, any of which could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

        NEER, an indirect wholly-owned subsidiary of NEE, depends heavily on government policies that support renewable energy and enhance the economic feasibility of developing and operating wind and solar energy projects in regions in which NEER operates or plans to develop and operate renewable energy facilities. The federal government, a majority of the 50 U.S. states and portions of Canada and Spain provide incentives, such as tax incentives, RPS or feed-in tariffs, that support the sale of energy from renewable energy facilities, such as wind and solar energy facilities. As a result of budgetary constraints, political factors or otherwise, governments from time to time may review their policies that support renewable energy and consider actions to make the policies less conducive to the development and operation of renewable energy facilities. Any reductions to, or the elimination of, governmental incentives that support renewable energy, such as those reductions that have been enacted in Spain and are applicable to NEER's solar projects in that country, or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development of new renewable energy projects, NEER abandoning the development of renewable energy projects, a loss of NEER's investments in the projects and reduced project returns, any of which could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

NEE's business, financial condition, results of operations and prospects could be materially adversely affected as a result of new or revised laws, regulations or interpretations or other regulatory initiatives.

        NEE's business is influenced by various legislative and regulatory initiatives, including, but not limited to, initiatives regarding deregulation or restructuring of the energy industry, regulation of the commodities trading and derivatives markets, and environmental regulation, such as regulation of air emissions, regulation of water consumption and water discharges, and regulation of gas and oil infrastructure operations, as well as associated environmental permitting. Changes in the nature of the regulation of NEE's business could have a material adverse effect on NEE's results of operations. NEE is unable to predict future legislative or regulatory changes, initiatives or interpretations, although any such changes, initiatives or interpretations may increase costs and competitive pressures on NEE, which could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

        FPL has limited competition in the Florida market for retail electricity customers. Any changes in Florida law or regulation which introduce competition in the Florida retail electricity market could have a material adverse effect on NEE's business, financial condition, results of operations and prospects. There can be no assurance that FPL will be able to respond adequately to such regulatory changes, which could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

        NEER is subject to Federal Energy Regulatory Commission ("FERC") rules related to transmission that are designed to facilitate competition in the wholesale market on practically a nationwide basis by providing greater certainty, flexibility and more choices to wholesale power customers. NEE cannot predict the impact of changing FERC rules or the effect of changes in levels of wholesale supply and demand, which are typically driven by factors beyond NEE's control. There can be no assurance that NEER will be able to respond adequately or sufficiently quickly to such rules and developments, or to any other changes that reverse or restrict the competitive restructuring of the energy industry in those jurisdictions in which such restructuring has occurred. Any of these events could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

NEE's business, financial condition, results of operations and prospects could be materially adversely affected if the rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act") broaden the scope of its provisions regarding the regulation of over-the-counter ("OTC") financial derivatives and make them applicable to NEE.

        The Dodd-Frank Act, enacted into law in July 2010, among other things, provides for the regulation of the OTC derivatives market. The Dodd-Frank Act includes provisions that will require certain OTC derivatives, or swaps, to be centrally cleared and executed through an exchange or other approved trading platform. While the legislation is broad and detailed, there are still substantial portions of the legislation that either require implementing rules to be adopted by federal governmental agencies including, but not limited to, the Securities and Exchange Commission and the U.S. Commodity Futures Trading Commission or otherwise require further interpretation guidance from federal government agencies.

        NEE cannot predict the final rules that will be adopted to implement the OTC derivatives market provisions of the Dodd-Frank Act (or the ultimate interpretation of those rules). Those rules could negatively affect NEE's ability to hedge its commodity and interest rate risks, which could have a material adverse effect on NEE's results of operations. NEE is reviewing the scope of these rules and is evaluating whether it may have portions of its business that may be required to register as swap dealers or major swap participants and submit to extensive regulation if it wishes to continue certain aspects of its derivative activities. The rules could also cause NEER to restructure part of its energy marketing and trading operations or to discontinue certain portions of its business. In addition, if the rules require NEE to post significant amounts of cash collateral with respect to swap transactions, NEE's liquidity could be materially adversely affected, and its ability to enter into OTC derivatives to hedge commodity and interest rate risks could be significantly limited. Reporting and compliance requirements of the rules also could significantly increase operating costs and expose NEE to penalties for non-compliance. The Dodd-Frank Act or other initiatives also could impede the efficient operation of the commodities trading and derivatives markets, which could also materially adversely affect NEE's business, financial condition, results of operations and prospects.

NEE is subject to numerous environmental laws, regulations and other standards that may result in capital expenditures, increased operating costs and various liabilities.

        NEE is subject to domestic and foreign environmental laws and regulations, including, but not limited to, extensive federal, state and local environmental statutes, rules and regulations relating to air quality, water quality and usage, climate change, emissions of greenhouse gases, including, but not limited to, carbon dioxide ("CO2"), waste management, hazardous wastes, marine, avian and other wildlife mortality and habitat protection, historical artifact preservation, natural resources, health (including, but not limited to, electric and magnetic fields from power lines and substations), safety and RPS that could, among other things, prevent or delay the development of power generation, power or natural gas transmission, or other infrastructure projects, restrict the output of some existing facilities, limit the use of some fuels required for the production of electricity, require additional pollution control equipment, and otherwise increase costs, increase capital expenditures and limit or eliminate certain operations.

        There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future as a result of new legislation, the current trend toward more stringent standards, and stricter and more expansive application of existing environmental regulations. For example, among other potential or pending changes, the use of hydraulic fracturing or similar technologies to drill for natural gas and related compounds used by NEE's gas infrastructure business is currently being debated for potential regulation at the state and federal levels.

        Violations of current or future laws, rules, regulations or other standards could expose NEE to regulatory and legal proceedings, disputes with, and legal challenges by, third parties, and potentially significant civil fines, criminal penalties and other sanctions. Proceedings could include, for example, litigation regarding property damage, personal injury, common law nuisance and enforcement by citizens or governmental authorities of environmental requirements such as air, water and soil quality standards.

NEE's business could be negatively affected by federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions.

        Federal or state laws or regulations may be adopted that would impose new or additional limits on the emissions of greenhouse gases, including, but not limited to, CO2 and methane, from electric generating units using fossil fuels like coal and natural gas. The potential effects of such greenhouse gas emission limits on NEE's electric generating units are subject to significant uncertainties based on, among other things, the timing of the implementation of any new requirements, the required levels of emission reductions, the nature of any market-based or tax-based mechanisms adopted to facilitate reductions, the relative availability of greenhouse gas emission reduction offsets, the development of cost-effective, commercial-scale carbon capture and storage technology and supporting regulations and liability mitigation measures, and the range of available compliance alternatives.

        While NEE's electric generating units emit greenhouse gases at a lower rate of emissions than most of the U.S. electric generation sector, the results of operations of NEE could be adversely affected to the extent that new federal or state legislation or regulators impose any new greenhouse gas emission limits. Any future limits on greenhouse gas emissions could:

  •
  create substantial additional costs in the form of taxes or emission allowances;

  •
  make some of NEE's electric generating units uneconomical to operate in the long-term;

  •
  require significant capital investment in carbon capture and storage technology, fuel switching, or the replacement of high-emitting generation facilities with lower-emitting generation facilities; or

  •
  affect the availability or cost of fossil fuels.

        There can be no assurance that NEE would be able to completely recover any such costs or investments, which could have a material adverse effect on its business, financial condition, results of operations and prospects.

Extensive federal regulation of the operations of NEE exposes NEE to significant and increasing compliance costs and may also expose it to substantial monetary penalties and other sanctions for compliance failures.

        NEE is subject to extensive federal regulation, which generally imposes significant and increasing compliance costs on NEE's operations. Additionally, any actual or alleged compliance failures could result in significant costs and other potentially adverse effects of regulatory investigations, proceedings, settlements, decisions and claims, including, among other items, potentially significant monetary penalties. As an example, under the Energy Policy Act of 2005, NEE, as an owner and operator of bulk power transmission systems and/or electric generation facilities, is subject to mandatory reliability standards. Compliance with these mandatory reliability standards may subject NEE to higher operating costs and may result in increased capital expenditures. If NEE is found not to be in compliance with these standards, it may incur substantial monetary penalties and other sanctions. Both the costs of regulatory compliance and the costs that may be imposed as a result of any actual or alleged compliance failures could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

Changes in tax laws, as well as judgments and estimates used in the determination of tax-related asset and liability amounts, could adversely affect NEE's business, financial condition, results of operations and prospects.

        NEE's provision for income taxes and reporting of tax-related assets and liabilities require significant judgments and the use of estimates. Amounts of tax-related assets and liabilities involve judgments and estimates of the timing and probability of recognition of income, deductions and tax credits, including, but not limited to, estimates for potential adverse outcomes regarding tax positions that have been taken and the ability to utilize tax benefit carryforwards, such as net operating loss and tax credit carryforwards. Actual income taxes could vary significantly from estimated amounts due to the future impacts of, among other things, changes in tax laws, regulations and interpretations, the financial condition and results of operations of NEE, and the resolution of audit issues raised by taxing authorities. Ultimate resolution of income tax matters may result in material adjustments to tax-related assets and liabilities, which could negatively affect NEE's business, financial condition, results of operations and prospects.

NEE's business, financial condition, results of operations and prospects may be materially adversely affected due to adverse results of litigation.

        NEE's business, financial condition, results of operations and prospects may be materially affected by adverse results of litigation. Unfavorable resolution of legal proceedings in which NEE is involved or other future legal proceedings, including, but not limited to, class action lawsuits, may have a material adverse effect on the business, financial condition, results of operations and prospects of NEE.

Operational Risks

NEE's business, financial condition, results of operations and prospects could suffer if NEE does not proceed with projects under development or is unable to complete the construction of, or capital improvements to, electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget.

        NEE's ability to complete construction of, and capital improvement projects for, its electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities on schedule and within budget may be adversely affected by escalating costs for materials and labor and regulatory compliance, inability to obtain or renew necessary licenses, rights-of-way, permits or other approvals on acceptable terms or on schedule, disputes involving contractors, labor organizations, land owners, governmental entities, environmental groups, Native American and aboriginal groups, and other third parties, negative publicity, transmission interconnection issues and other factors. If any development project or construction or capital improvement project is not completed, is delayed or is subject to cost overruns, certain associated costs may not be approved for recovery or recoverable through regulatory mechanisms that may otherwise be available, and NEE could become obligated to make delay or termination payments or become obligated for other damages under contracts, could experience the loss of tax credits or tax incentives, or delayed or diminished returns and could be required to write-off all or a portion of its investment in the project. Any of these events could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

NEE may face risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements that may impede its development and operating activities.

        NEE owns, develops, constructs, manages and operates electric-generating and transmission facilities. A key component of NEE's growth is its ability to construct and operate generation and transmission facilities to meet customer needs. As part of these operations, NEE must periodically apply for licenses and permits from various local, state, federal and other regulatory authorities and abide by their respective conditions. Should NEE be unsuccessful in obtaining necessary licenses or permits on acceptable terms, should there be a delay in obtaining or renewing necessary licenses or permits or should regulatory authorities initiate any associated investigations or enforcement actions or impose related penalties or disallowances on NEE, NEE's business, financial condition, results of operations and prospects could be materially adversely affected. Any failure to negotiate successful project development agreements for new facilities with third parties could have similar results.

The operation and maintenance of NEE's electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities are subject to many operational risks, the consequences of which could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

        NEE's electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities are subject to many operational risks. Operational risks could result in, among other things, lost revenues due to prolonged outages, increased expenses due to monetary penalties or fines for compliance failures, liability to third parties for property and personal injury damage, a failure to perform under applicable power sales agreements and associated loss of revenues from terminated agreements or liability for liquidated damages under continuing agreements, and replacement equipment costs or an obligation to purchase or generate replacement power at potentially higher prices.

        Uncertainties and risks inherent in operating and maintaining NEE's facilities include, but are not limited to:

  •
  risks associated with facility start-up operations, such as whether the facility will achieve projected operating performance on schedule and otherwise as planned;

  •
  failures in the availability, acquisition or transportation of fuel or other necessary supplies;

  •
  the impact of unusual or adverse weather conditions, including, but not limited to, natural disasters such as hurricanes, floods, earthquakes and droughts;

  •
  performance below expected or contracted levels of output or efficiency;

  •
  breakdown or failure, including, but not limited to, explosions, fires or other major events, of equipment, transmission and distribution lines or pipelines;

  •
  availability of replacement equipment;

  •
  risks of property damage or human injury from energized equipment, hazardous substances or explosions, fires or other events;

  •
  availability of adequate water resources and ability to satisfy water intake and discharge requirements;

  •
  inability to manage properly or mitigate known equipment defects in NEE's facilities;

  •
  use of new or unproven technology;

  •
  risks associated with dependence on a specific fuel source, such as commodity price risk and lack of available alternative fuel sources;

  •
  increased competition due to, among other factors, new facilities, excess supply and shifting demand; and

  •
  insufficient insurance, warranties or performance guarantees to cover any or all lost revenues or increased expenses from the foregoing.

NEE's business, financial condition, results of operations and prospects may be negatively affected by a lack of growth or slower growth in the number of customers or in customer usage.

        Growth in customer accounts and growth of customer usage each directly influence the demand for electricity and the need for additional power generation and power delivery facilities. Customer growth and customer usage are affected by a number of factors outside the control of NEE, such as mandated energy efficiency measures, demand side management goals, and economic and demographic conditions, such as population changes, job and income growth, housing starts, new business formation and the overall level of economic activity. A lack of growth, or a decline, in the number of customers or in customer demand for electricity may cause NEE to fail to fully realize the anticipated benefits from significant investments and expenditures and could have a material adverse effect on NEE's own growth, business, financial condition, results of operations and prospects.

NEE's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather.

        Weather conditions directly influence the demand for electricity and natural gas and other fuels and affect the price of energy and energy-related commodities. In addition, severe weather, such as hurricanes, floods and earthquakes, can be destructive and cause power outages and property damage, reduce revenue, affect fuel supply, and require NEE to incur additional costs, for example, to restore service and repair damaged facilities, obtain replacement power and access available financing sources.

Furthermore, NEE's physical plant could be placed at greater risk of damage should changes in global climate produce unusual variations in temperature and weather patterns, resulting in more intense, frequent and extreme weather events, abnormal levels of precipitation and, particularly relevant to FPL, a change in sea level. FPL operates in the east and lower west coasts of Florida, an area that historically has been prone to severe weather events, such as hurricanes. A disruption or failure of electric generation, transmission or distribution systems or natural gas production, transmission, storage or distribution systems in the event of a hurricane, tornado or other severe weather event, or otherwise, could prevent NEE from operating its business in the normal course and could result in any of the adverse consequences described above. Any of the foregoing could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

        At FPL and other businesses of NEE where cost recovery is available, recovery of costs to restore service and repair damaged facilities is or may be subject to regulatory approval, and any determination by the regulator not to permit timely and full recovery of the costs incurred could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

        Changes in weather can also affect the production of electricity at power generating facilities, including, but not limited to, NEER's wind and solar facilities. For example, the level of wind resource affects the revenue produced by wind generating facilities. Because the levels of wind and solar resources are variable and difficult to predict, NEER's results of operations for individual wind and solar facilities specifically, and NEE's results of operations generally, may vary significantly from period to period, depending on the level of available resources. To the extent that resources are not available at planned levels, the financial results from these facilities may be less than expected.

Threats of terrorism and catastrophic events that could result from terrorism, cyber attacks, or individuals and/or groups attempting to disrupt NEE's business, or the businesses of third parties, may materially adversely affect NEE's business, financial condition, results of operations and prospects.

        NEE is subject to the potentially adverse operating and financial effects of terrorist acts and threats, as well as cyber attacks and other disruptive activities of individuals or groups. NEE's generation, transmission and distribution facilities, fuel storage facilities, information technology systems and other infrastructure facilities and systems could be direct targets of, or be indirectly affected by, such activities.

        Terrorist acts or other similar events affecting NEE's systems and facilities, or those of third parties on which NEE relies, could harm NEE's business, for example, by limiting its ability to generate, purchase or transmit power, by limiting its ability to bill customers and collect and process payments, and by delaying its development and construction of new generating facilities or capital improvements to existing facilities. These events, and governmental actions in response, could result in a material decrease in revenues, significant additional costs (for example, to repair assets, implement additional security requirements or maintain or acquire insurance), and reputational damage, could adversely affect NEE's operations (for example, by contributing to disruption of supplies and markets for natural gas, oil and other fuels), and could impair NEE's ability to raise capital (for example, by contributing to financial instability and lower economic activity).

The ability of NEE to obtain insurance and the terms of any available insurance coverage could be adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEE's insurance coverage does not provide protection against all significant losses.

        Insurance coverage may not continue to be available or may not be available at rates or on terms similar to those presently available to NEE. The ability of NEE to obtain insurance and the terms of any available insurance coverage could be adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. If insurance coverage is not available or obtainable on acceptable terms, NEE may be required to pay costs associated with adverse future events. NEE generally is not fully insured against all significant losses. For example, FPL is not fully insured against hurricane-related losses, but would instead seek recovery of such uninsured losses from customers subject to approval by the FPSC, to the extent losses exceed restricted funds set aside to cover the cost of storm damage. A loss for which NEE is not fully insured could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

If supply costs necessary to provide NEER's full energy and capacity requirement services are not favorable, operating costs could increase and adversely affect NEE's business, financial condition, results of operations and prospects.

        NEER provides full energy and capacity requirements services primarily to distribution utilities, which include load-following services and various ancillary services to satisfy all or a portion of such utilities' power supply obligations to their customers. The supply costs for these transactions may be affected by a number of factors, including, but not limited to, events that may occur after such utilities have committed to supply power, such as weather conditions, fluctuating prices for energy and ancillary services, and the ability of the distribution utilities' customers to elect to receive service from competing suppliers. NEER may not be able to recover all of its increased supply costs, which could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

Due to the potential for significant volatility in market prices for fuel, electricity and renewable and other energy commodities, NEER's inability or failure to hedge effectively its assets or positions against changes in commodity prices, volumes, interest rates, counterparty credit risk or other risk measures could significantly impair NEE's results of operations.

        There can be significant volatility in market prices for fuel, electricity and renewable and other energy commodities. NEE's inability to manage properly or hedge the commodity risks within its portfolios, based on factors both from within or wholly or partially outside of NEE's control, may materially adversely affect NEE's business, financial condition, results of operations and prospects.

Sales of power on the spot market or on a short-term contractual basis may cause NEE's results of operations to be volatile.

        A portion of NEER's power generation facilities operate wholly or partially without long-term power purchase agreements. Power from these facilities is sold on the spot market or on a short-term contractual basis. Spot market sales are subject to market volatility, and the revenue generated from these sales is subject to fluctuation that may cause NEE's results of operations to be volatile. NEER and NEE may not be able to manage volatility adequately, which could then have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

Reductions in the liquidity of energy markets may restrict the ability of NEE to manage its operational risks, which, in turn, could negatively affect NEE's results of operations.

        NEE is an active participant in energy markets. The liquidity of regional energy markets is an important factor in NEE's ability to manage risks in these operations. Over the past several years, other market participants have ceased or significantly reduced their activities in energy markets as a result of several factors, including, but not limited to, government investigations, changes in market design and deteriorating credit quality. Liquidity in the energy markets can be adversely affected by price volatility, restrictions on the availability of credit and other factors, and any reduction in the liquidity of energy markets could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

If price movements significantly or persistently deviate from historical behavior, NEE's hedging and trading procedures and associated risk management tools may not protect against significant losses.

        NEE has hedging and trading procedures and associated risk management tools, such as separate but complementary financial, credit, operational, compliance and legal reporting systems, internal controls, management review processes and other mechanisms. NEE is unable to assure that such procedures and tools will be effective against all potential risks. Additionally, risk management tools and metrics such as daily value at risk, earnings at risk, stop loss limits and liquidity guidelines are based on historical price movements. Due to the inherent uncertainty involved in price movements and potential deviation from historical pricing behavior, NEE is unable to assure that its risk management tools and metrics will be effective to protect against adverse effects on its business, financial condition, results of operations and prospects. Such adverse effects could be material.

If power transmission or natural gas, nuclear fuel or other commodity transportation facilities are unavailable or disrupted, FPL's and NEER's ability to sell and deliver power or natural gas may be limited.

        FPL and NEER depend upon power transmission and natural gas, nuclear fuel and other commodity transportation facilities, many of which they do not own. Occurrences affecting the operation of these facilities that may or may not be beyond FPL's and NEER's control (such as severe weather or a generator or transmission facility outage, pipeline rupture, or sudden and significant increase or decrease in wind generation) may limit or halt the ability of FPL and NEER to sell and deliver power and natural gas, or to purchase necessary fuels and other commodities, which could materially adversely impact NEE's business, financial condition, results of operations and prospects.

NEE is subject to credit and performance risk from customers, hedging counterparties and vendors.

        NEE is exposed to risks associated with the creditworthiness and performance of its customers, hedging counterparties and vendors under contracts for the supply of equipment, materials, fuel and other goods and services required for its business operations and for the construction and operation of, and for capital improvements to, its facilities. Adverse conditions in the energy industry or the general economy, as well as circumstances of individual customers, hedging counterparties and vendors, may affect the ability of some customers, hedging counterparties and vendors to perform as required under their contracts with NEE.

        If any hedging, vending or other counterparty fails to fulfill its contractual obligations, NEE may need to make arrangements with other counterparties or vendors, which could result in financial losses, higher costs, untimely completion of power generation facilities and other projects, and/or a disruption of its operations. If a defaulting counterparty is in poor financial condition, NEE may not be able to recover damages for any contract breach.

NEE could recognize financial losses or a reduction in operating cash flows if a counterparty fails to perform or make payments in accordance with the terms of derivative contracts or if NEE is required to post margin cash collateral under derivative contracts.

        NEE use derivative instruments, such as swaps, options, futures and forwards, some of which are traded in the OTC markets or on exchanges, to manage its commodity and financial market risks, and to engage in trading and marketing activities. Any failures by its counterparties to perform or make payments in accordance with the terms of those transactions could have a material adverse effect on NEE's business, financial condition, results of operations and prospects. Similarly, any requirement for NEE to post margin cash collateral under its derivative contracts could have a material adverse effect on its business, financial condition, results of operations and prospects.

NEE is highly dependent on sensitive and complex information technology systems, and any failure or breach of those systems could have a material adverse effect on its business, financial condition, results of operations and prospects.

        NEE operates in a highly regulated industry that requires the continuous functioning of sophisticated information technology systems and network infrastructure. Despite NEE's implementation of security measures, all of its technology systems are vulnerable to disability, failures or unauthorized access due to such activities. If NEE's information technology systems were to fail or be breached, and NEE was unable to recover in a timely way, NEE would be unable to fulfill critical business functions, and sensitive confidential and other data could be compromised.

        NEE's business is highly dependent on its ability to process and monitor, on a daily basis, a very large number of transactions, many of which are highly complex and cross numerous and diverse markets. Due to the size, scope and geographical reach of NEE's business, and due to the complexity of the process of power generation, transmission and distribution, the development and maintenance of information technology systems to keep track of and process this information is both critical and extremely challenging. NEE's operating systems and facilities may fail to operate properly or become disabled as a result of events that are either within, or wholly or partially outside, its control, such as operator error, severe weather or terrorist activities. Any such failure or disabling event could adversely affect NEE's ability to process transactions and provide services, and its financial results and liquidity.

        NEE adds, modifies and replaces information systems on a regular basis. Modifying existing information systems or implementing new or replacement information systems is costly and involves risks, including, but not limited to, integrating the modified, new or replacement system with existing systems and processes, implementing associated changes in accounting procedures and controls, and ensuring that data conversion is accurate and consistent. Any disruptions or deficiencies in existing information systems, or disruptions, delays or deficiencies in the modification or implementation of new information systems, could result in increased costs, the inability to track or collect revenues, the diversion of management's and employees' attention and resources, and could negatively impact the effectiveness of the company's control environment, and/or the company's ability to timely file required regulatory reports.

        NEE also faces the risks of operational failure or capacity constraints of third parties, including, but not limited to, those who provide power transmission and natural gas transportation services.

NEE's retail businesses are subject to the risk that sensitive customer data may be compromised, which could result in an adverse impact to its reputation and/or the results of operations of the retail business.

        NEE's retail businesses require access to sensitive customer data in the ordinary course of business. NEE's retail businesses may also need to provide sensitive customer data to vendors and service providers who require access to this information in order to provide services, such as call center services, to the retail businesses. If a significant breach occurred, the reputation of NEE could be adversely affected, customer confidence could be diminished, or customer information could be subject to identity theft. NEE would be subject to costs associated with the breach and/or NEE could be subject to fines and legal claims, any of which may have a material adverse effect on the business, financial condition, results of operations and prospects of NEE.

NEE could recognize financial losses as a result of volatility in the market values of derivative instruments and limited liquidity in OTC markets.

        NEE executes transactions in derivative instruments on either recognized exchanges or via the OTC markets, depending on management's assessment of the most favorable credit and market execution factors. Transactions executed in OTC markets have the potential for greater volatility and less liquidity than transactions on recognized exchanges. As a result, NEE may not be able to execute desired OTC transactions due to such heightened volatility and limited liquidity.

        In the absence of actively quoted market prices and pricing information from external sources, the valuation of derivative instruments involves management's judgment or use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these derivative instruments and have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

NEE may be adversely affected by negative publicity.

        From time to time, political and public sentiment may result in a significant amount of adverse press coverage and other adverse public statements affecting NEE. Adverse press coverage and other adverse statements, whether or not driven by political or public sentiment, may also result in investigations by regulators, legislators and law enforcement officials or in legal claims. Responding to these investigations and lawsuits, regardless of the ultimate outcome of the proceeding, can divert the time and effort of senior management from NEE's business.

        Addressing any adverse publicity, governmental scrutiny or enforcement or other legal proceedings is time consuming and expensive and, regardless of the factual basis for the assertions being made, can have a negative impact on the reputation of NEE, on the morale and performance of its employees and on its relationships with its regulators. It may also have a negative impact on its ability to take timely advantage of various business and market opportunities. The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

NEE's business, financial condition, results of operations and prospects may be materially adversely affected if FPL is unable to maintain, negotiate or renegotiate franchise agreements on acceptable terms with municipalities and counties in Florida.

        FPL must negotiate franchise agreements with municipalities and counties in Florida to provide electric services within such municipalities and counties, and electricity sales generated pursuant to these agreements represent a very substantial portion of FPL's revenues. If FPL is unable to maintain, negotiate or renegotiate such franchise agreements on acceptable terms, it could contribute to lower earnings and FPL may not fully realize the anticipated benefits from significant investments and expenditures, which could materially adversely affect NEE's business, financial condition, results of operations and prospects.

Increasing costs associated with health care plans may materially adversely affect NEE's results of operations.

        The costs of providing health care benefits to employees and retirees have increased substantially in recent years. NEE anticipates that its employee benefit costs, including, but not limited to, costs related to health care plans for employees and former employees, will continue to rise. The increasing costs and funding requirements associated with NEE's health care plans may materially adversely affect NEE's business, financial condition, results of operations and prospects.

NEE's business, financial condition, results of operations and prospects could be negatively affected by the lack of a qualified workforce or the loss or retirement of key employees.

        NEE may not be able to service customers, grow its business or generally meet its other business plan goals effectively and profitably if it does not attract and retain a qualified workforce. Additionally, the loss or retirement of key executives and other employees may materially adversely affect service and productivity and contribute to higher training and safety costs.

        Over the next several years, a significant portion of NEE's workforce, including, but not limited to, many workers with specialized skills maintaining and servicing the nuclear generation facilities and electrical infrastructure, will be eligible to retire. Such highly skilled individuals may not be able to be replaced quickly due to the technically complex work they perform. If a significant amount of such workers retire and are not replaced, the subsequent loss in productivity and increased recruiting and training costs could result in a material adverse effect on NEE's business, financial condition, results of operations and prospects.

NEE's business, financial condition, results of operations and prospects could be materially adversely affected by work strikes or stoppages and increasing personnel costs.

        Employee strikes or work stoppages could disrupt operations and lead to a loss of revenue and customers. Personnel costs may also increase due to inflationary or competitive pressures on payroll and benefits costs and revised terms of collective bargaining agreements with union employees. These consequences could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

NEE's ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including, but not limited to, the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

        NEE is likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry in general. In addition, NEE may be unable to identify attractive acquisition opportunities at favorable prices and to complete and integrate them successfully and in a timely manner.

Nuclear Generation Risks

The construction, operation and maintenance of NEE's nuclear generation facilities involve environmental, health and financial risks that could result in fines or the closure of the facilities and in increased costs and capital expenditures.

        NEE's nuclear generation facilities are subject to environmental, health and financial risks, including, but not limited to, those relating to site storage of spent nuclear fuel, the disposition of spent nuclear fuel, leakage and emissions of tritium and other radioactive elements in the event of a nuclear accident or otherwise, the threat of a terrorist attack and other potential liabilities arising out of the ownership or operation of the facilities. NEE maintains decommissioning funds and external insurance coverage which are intended to reduce the financial exposure to some of these risks; however, the cost of decommissioning nuclear generation facilities could exceed the amount available in NEE's decommissioning funds, and the exposure to liability and property damages could exceed the amount of insurance coverage. If NEE is unable to recover the additional costs incurred through insurance or, in the case of FPL, through regulatory mechanisms, NEE's business, financial condition, results of operations and prospects could be materially adversely affected.

In the event of an incident at any nuclear generation facility in the U.S. or at certain nuclear generation facilities in Europe, NEE could be assessed significant retrospective assessments and/or retrospective insurance premiums as a result of its participation in a secondary financial protection system and nuclear insurance mutual companies.

        Liability for accidents at nuclear power plants is governed by the Price-Anderson Act, which limits the liability of nuclear reactor owners to the amount of insurance available from both private sources and an industry retrospective payment plan. In accordance with this Act, NEE maintains $375 million of private liability insurance per site, which is the maximum obtainable, and participates in a secondary financial protection system, which provides up to $13.2 billion of liability insurance coverage per incident at any nuclear reactor in the U.S. Under the secondary financial protection system, NEE is subject to retrospective assessments and/or retrospective insurance premiums of up to $1.0 billion, plus any applicable taxes, per incident at any nuclear reactor in the U.S. or at certain nuclear generation facilities in Europe, regardless of fault or proximity to the incident, payable at a rate not to exceed $152 million per incident per year. Such assessments, if levied, could materially adversely affect NEE's business, financial condition, results of operations and prospects.

U.S. Nuclear Regulatory Commission ("NRC") orders or new regulations related to increased security measures and any future safety requirements promulgated by the NRC could require NEE to incur substantial operating and capital expenditures at its nuclear generation facilities.

        The NRC has broad authority to impose licensing and safety-related requirements for the operation and maintenance of nuclear generation facilities, the addition of capacity at existing nuclear generation facilities and the construction of nuclear generation facilities, and these requirements are subject to change. In the event of non-compliance, the NRC has the authority to impose fines or shut down a nuclear generation facility, or to take both of these actions, depending upon its assessment of the severity of the situation, until compliance is achieved. Any of the foregoing events could require NEE to incur increased costs and capital expenditures, and could reduce revenues.

        Any serious nuclear incident occurring at a NEE plant could result in substantial remediation costs and other expenses. A major incident at a nuclear facility anywhere in the world could cause the NRC to limit or prohibit the operation or licensing of any domestic nuclear generation facility. An incident at a nuclear facility anywhere in the world also could cause the NRC to impose additional conditions or other requirements on the industry, which could increase costs, reduce revenues and result in additional capital expenditures.

The inability to operate any of NEE's nuclear generation units through the end of their respective operating licenses could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

        The operating licenses for NEE's nuclear generation facilities extend through at least 2030. If the facilities cannot be operated for any reason through the life of those operating licenses, NEE may be required to increase depreciation rates, incur impairment charges and accelerate future decommissioning expenditures, any of which could materially adversely affect its business, financial condition, results of operations and prospects.

Various hazards posed to nuclear generation facilities, along with increased public attention to and awareness of such hazards, could result in increased nuclear licensing or compliance costs which are difficult or impossible to predict and could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

        The threat of terrorist activity, as well as recent international events implicating the safety of nuclear facilities, could result in more stringent or complex measures to keep facilities safe from a variety of hazards, including, but not limited to, natural disasters such as earthquakes and tsunamis, as well as terrorist or other criminal threats. This increased focus on safety could result in higher compliance costs which, at present, cannot be assessed with any measure of certainty and which could have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

NEE's nuclear units are periodically removed from service to accommodate normal refueling and maintenance outages, and for other purposes. If planned outages last longer than anticipated or if there are unplanned outages, NEE's results of operations and financial condition could be materially adversely affected.

        NEE's nuclear units are periodically removed from service to accommodate normal refueling and maintenance outages, including, but not limited to, inspections, repairs and certain other modifications. In addition, outages may be scheduled, often in connection with a refueling outage, to replace equipment, to increase the generation capacity at a particular nuclear unit, or for other purposes, and those planned activities increase the time the unit is not in operation. In the event that a scheduled outage lasts longer than anticipated or in the event of an unplanned outage due to, for example, equipment failure, such outages could materially adversely affect NEE's business, financial condition, results of operations and prospects.

Liquidity, Capital Requirements and Common Stock Risks

Disruptions, uncertainty or volatility in the credit and capital markets may negatively affect NEE's ability to fund its liquidity and capital needs and to meet its growth objectives, and can also adversely affect the results of operations and financial condition of NEE.

        NEE relies on access to capital and credit markets as significant sources of liquidity for capital requirements and other operations requirements that are not satisfied by operating cash flows. Disruptions, uncertainty or volatility in those capital and credit markets, including, but not limited to, the conditions of the most recent financial crises in the U.S. and abroad, could increase NEE's cost of capital. If NEE is unable to access regularly the capital and credit markets on terms that are reasonable, it may have to delay raising capital, issue shorter-term securities and incur an unfavorable cost of capital, which, in turn, could adversely affect its ability to grow its business, could contribute to lower earnings and reduced financial flexibility, and could have a material adverse effect on its business, financial condition, results of operations and prospects.

        Although NEE's competitive energy subsidiaries have used non-recourse or limited-recourse, project-specific financing in the past, market conditions and other factors could adversely affect the future availability of such financing. The inability of NEE's subsidiaries to access the capital and credit markets to provide project-specific financing for electric-generating and other energy facilities on favorable terms, whether because of disruptions or volatility in those markets or otherwise, could necessitate additional capital raising or borrowings by NEE in the future.

        The inability of subsidiaries that have existing project-specific financing arrangements to meet the requirements of various agreements relating to those financings could give rise to a project-specific financing default which, if not cured or waived, might result in the specific project, and potentially in some limited instances its parent companies, being required to repay the associated debt or other borrowings earlier than otherwise anticipated, and if such repayment were not made, the lenders or security holders would generally have rights to foreclose against the project assets and related collateral. Such an occurrence also could result in NEE expending additional funds or incurring additional obligations over the shorter term to ensure continuing compliance with project-specific financing arrangements based upon the expectation of improvement in the project's performance or financial returns over the longer term. Any of these actions could materially adversely affect NEE's business, financial condition, results of operations and prospects, as well as the availability or terms of future financings for NEE or its subsidiaries.

NEE's, NEE Capital's and FPL's inability to maintain their current credit ratings may adversely affect NEE's liquidity and results of operations, limit the ability of NEE to grow its business, and increase interest costs.

        The inability of NEE, NEE Capital and FPL to maintain their current credit ratings could adversely affect their ability to raise capital or obtain credit on favorable terms, which, in turn, could impact NEE's ability to grow its business and service indebtedness and repay borrowings, and would likely increase its interest costs. Some of the factors that can affect credit ratings are cash flows, liquidity, the amount of debt as a component of total capitalization, and political, legislative and regulatory actions. There can be no assurance that one or more of the ratings of NEE, NEE Capital and FPL will not be lowered or withdrawn entirely by a rating agency.

NEE's liquidity may be impaired if its creditors are unable to fund their credit commitments to the company or to maintain their current credit ratings.

        The inability of NEE's, NEE Capital's and FPL's credit providers to fund their credit commitments or to maintain their current credit ratings could require NEE, NEE Capital or FPL, among other things, to renegotiate requirements in agreements, find an alternative credit provider with acceptable credit ratings to meet funding requirements, or post cash collateral and could have a material adverse effect on NEE's liquidity.

Poor market performance and other economic factors could affect NEE's defined benefit pension plan's funded status, which may materially adversely affect NEE's liquidity and results of operations.

        NEE sponsors a qualified noncontributory defined benefit pension plan for substantially all employees of NEE and its subsidiaries. A decline in the market value of the assets held in the defined benefit pension plan due to poor investment performance or other factors may increase the funding requirements for this obligation.

        NEE's defined benefit pension plan is sensitive to changes in interest rates, since, as interest rates decrease the funding liabilities increase, potentially increasing benefits costs and funding requirements. Any increase in benefits costs or funding requirements may have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

Poor market performance and other economic factors could adversely affect the asset values of NEE's nuclear decommissioning funds, which may materially adversely affect NEE's liquidity and results of operations.

        NEE is required to maintain decommissioning funds to satisfy its future obligations to decommission its nuclear power plants. A decline in the market value of the assets held in the decommissioning funds due to poor investment performance or other factors may increase the funding requirements for these obligations. Any increase in funding requirements may have a material adverse effect on NEE's business, financial condition, results of operations and prospects.

Certain of NEE's investments are subject to changes in market value and other risks, which may adversely affect NEE's liquidity and financial results.

        NEE holds other investments where changes in the fair value affect NEE's financial results. In some cases there may be no observable market values for these investments, requiring fair value estimates to be based on other valuation techniques. This type of analysis requires significant judgment and the actual values realized in a sale of these investments could differ materially from those estimated. A sale of an investment below previously estimated value, or other decline in the fair value of an investment, could result in losses or the write-off of such investment, and may have a material adverse effect on NEE's financial condition and results of operations.

NEE may be unable to meet its ongoing and future financial obligations and to pay dividends on its common stock if its subsidiaries are unable to pay upstream dividends or repay funds to NEE.

        NEE is a holding company and, as such, has no material operations of its own. Substantially all of NEE's consolidated assets are held by its subsidiaries. NEE's ability to meet its financial obligations, including, but not limited to, its guarantees, and to pay dividends on its common stock, is primarily dependent on its subsidiaries' net income and cash flows, which are subject to the risks of their respective businesses, and their ability to pay upstream dividends or to repay funds to NEE.

        NEE's subsidiaries are separate legal entities and have no independent obligation to provide NEE with funds for its payment obligations. The subsidiaries have financial obligations, including, but not limited to, payment of debt service, which they must satisfy before they can fund NEE. In addition, in the event of a subsidiary's liquidation or reorganization, NEE's right to participate in a distribution of assets is subject to the prior claims of the subsidiary's creditors.

        The dividend-paying ability of some of the subsidiaries is limited by contractual restrictions which are contained in outstanding financing agreements and which may be included in future financing agreements. The future enactment of laws or regulations also may prohibit or restrict the ability of NEE's subsidiaries to pay upstream dividends or to repay funds.

NEE may be unable to meet its ongoing and future financial obligations and to pay dividends on its common stock, if NEE is required to perform under guarantees of obligations of its subsidiaries.

        NEE guarantees many of the obligations of its consolidated subsidiaries, other than FPL, through guarantee agreements with NEE Capital. These guarantees may require NEE to provide substantial funds to its subsidiaries or their creditors or counterparties at a time when NEE is in need of liquidity to meet its own financial obligations. Funding such guarantees may materially adversely affect NEE's ability to pay dividends.

Disruptions, uncertainty or volatility in the credit and capital markets may exert downward pressure on the market price of NEE common stock.

        The market price and trading volume of NEE common stock are subject to fluctuations as a result of, among other factors, general credit and capital market conditions and changes in market sentiment regarding the operations, business and financing strategies of NEE and its subsidiaries. As a result, disruptions, uncertainty or volatility in the credit and capital markets may, for example, have a material adverse effect on the market price of NEE common stock.

 Risks Relating to This Offering

NEE common stock price has fluctuated over a wide range, and could fluctuate significantly in the future, as a result of the operating performance of NEE and its subsidiaries, conditions in the electric utility and wholesale electric generation industries, and economic conditions generally.

        The market price of NEE common stock has been, and may continue to be, subject to significant fluctuations due to factors relating to the operating performance of NEE and its subsidiaries and conditions in the electric utility and wholesale electric generation industries, including the risk factors and other information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus. In addition, the stock market in recent years has experienced extreme price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including NEE and other energy services companies. The changes in the market prices of securities may appear to occur without regard to the financial results of these companies. Accordingly, the market price of NEE common stock could fluctuate based upon factors that are not directly related to the operating performance of NEE and its subsidiaries, and these fluctuations could materially reduce NEE's stock price.

NEE's ability to continue to pay dividends on its common stock is subject to the risks affecting the businesses of its subsidiaries and to contractual restrictions that may limit NEE's dividend-paying ability in specified circumstances.

        NEE is a holding company that conducts substantially all of its operations through its subsidiaries. The ability of NEE to pay dividends on its common stock is currently subject to, and in the future may be limited by:

  •
  the ability of FPL, a subsidiary of NEE, and NEE's other subsidiaries to pay dividends or make loans or advances to, and to repay loans or advances from, NEE, which is subject to the risks affecting the businesses of such subsidiaries; and

  •
  contractual restrictions applicable to NEE and some of its subsidiaries.

        FPL is subject to the terms of its Mortgage and Deed of Trust, dated as of January 1, 1944, between FPL and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented (the "Mortgage"), that secures its obligations under first mortgage bonds issued by it and outstanding from time to time. In specified circumstances, the terms of the Mortgage could restrict the amount of FPL's retained earnings that FPL can use to pay cash dividends on its common stock.

        Other contractual restrictions on the dividend-paying ability of NEE or its subsidiaries are contained in outstanding financing arrangements, and may be included in future financial arrangements. NEE has issued equity units (initially in the form of corporate units). NEE has the right, from time to time, to defer the payment of contract adjustment payments on purchase contracts that are components of those equity units. In the event that NEE exercises its right to defer the payment of contract adjustment payments on the purchase contracts that are components of any of such equity units, then, until the deferred contract adjustment payments have been paid, NEE would not be able, with limited exceptions, to pay dividends on its common stock. NEE Capital, a subsidiary of NEE, has issued junior subordinated debentures that are guaranteed by NEE. NEE Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. NEE, FPL or NEE Capital may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (1) provide them with rights to defer the payment of interest or other payments and (2) contain dividend restrictions in the event of the exercise of such rights. If NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on its common stock during the periods in which such payments were deferred or such payment defaults continued. If FPL were to exercise any such right to defer the payment of interest or other payments, it would not be able, with limited exceptions, to pay dividends to any holder of its common stock or preferred stock, including NEE, during the periods in which such payments were deferred. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on NEE's ability to pay dividends on its common stock and on FPL's ability to pay dividends to any holder of its common stock or preferred stock, including NEE.

        The right of the holders of NEE common stock to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of preferred stock that may be issued in the future by NEE, and the right of the holders of common or preferred stock of NEE Capital or FPL to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of preferred stock that may be issued in the future by NEE Capital or FPL, as the case may be.

Provisions in NEE's organizational documents and the Florida Business Corporation Act could discourage takeover attempts that NEE's board of directors and management oppose even if holders of NEE common stock might benefit from a change in control of NEE.

        Provisions in NEE's Charter and bylaws and the Florida Business Corporation Act, or "Florida Act," may make it difficult and expensive for a third party to pursue a takeover attempt that NEE's board of directors and management oppose even if a change in control of NEE might be beneficial to the interests of holders of NEE common stock. Among Charter provisions that could have an anti-takeover effect are those that:

  •
  permit the shareholders to remove a director only for cause and only by the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock (which the Charter defines to include NEE common stock and any other capital stock entitled to vote generally in the election of directors), voting together as a single class;

  •
  provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors;

  •
  prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders;

  •
  limit the persons who may call a special meeting of shareholders to the chairman of the NEE board of directors, the president or secretary, a majority of the board of directors or the holders of a majority of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting;

  •
  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to approve certain "business combinations" with an "interested shareholder," as those terms are defined in the Charter, or the interested shareholder's affiliate, unless such transactions are approved by a majority of the "continuing directors," as defined in the Charter, or, in some cases, unless specified minimum price and procedural requirements are met;

  •
  require any action by shareholders to amend or repeal the NEE bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class; and

  •
  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of the Charter, including the foregoing provisions.

        The NEE bylaws contain some of the foregoing provisions contained in the Charter. In addition, the bylaws contain provisions that limit to 16 directors the maximum number of authorized directors of NEE and that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at an annual meeting.

        As a Florida corporation, NEE is subject to the Florida Act, which provides that an affiliated transaction with an interested shareholder generally must be approved by the affirmative vote of the holders of two-thirds of NEE's voting shares, other than the shares beneficially owned by the interested shareholder. The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an "issuing public corporation," as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person.

        The Charter authorizes NEE's board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of serial preferred stock in one or more series, and to fix the powers, preferences and rights of each such series. The rights and privileges of holders of NEE common stock may be adversely affected by the powers, preferences and rights of holders of any series of preferred stock which the NEE board of directors may authorize for issuance from time to time. By authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights and preferences, the board of directors could adversely affect the voting power of the holders of NEE common stock and could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of NEE or otherwise could adversely affect the market price of NEE common stock.

Settlement provisions contained in the forward sale agreement subject NEE to certain risks.

        The forward counterparty will have the right to accelerate the forward sale agreement and require NEE to physically settle the forward sale agreement on a date specified by the forward counterparty if:

  •
  in the commercially reasonable judgment of the forward counterparty, it or its affiliate is unable to hedge its exposure to the forward sale agreement because of the lack of sufficient shares of NEE common stock being made available for share borrowing by lenders, or it or its affiliate would incur a stock loan fee to borrow shares of NEE common stock to hedge its exposure to the forward sale agreement that is greater than a specified threshold;

  •
  NEE declares any dividend or distribution on shares of NEE common stock payable in (a) cash (other than an extraordinary dividend) in excess of a specified amount, (b) share capital or securities of another company acquired or owned by NEE as a result of a spin-off or other similar transaction or (c) any other type of securities (other than NEE common stock), rights or warrants or other assets for payment at less than the prevailing market price as reasonably determined by the forward counterparty;

  •
  certain ownership thresholds applicable to the forward counterparty are exceeded;

  •
  an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreement) including, among other things, certain mergers and tender offers or the delisting of NEE common stock (each as more fully described in the forward sale agreement); or

  •
  certain other events of default or termination events occur, including, among other things, any material misrepresentation made by NEE in connection with entering into the forward sale agreement, NEE's bankruptcy or insolvency or a change in law (each as more fully described in the forward sale agreement).

        The forward counterparty's decision to exercise its right to accelerate the forward sale agreement and to require NEE to physically settle the forward sale agreement will be made irrespective of NEE's interests, including NEE's need for capital. In such cases, NEE could be required to issue and deliver its common stock pursuant to the physical settlement provisions of the forward sale agreement irrespective of its capital needs, which would result in dilution to NEE's earnings per share and return on equity. In addition, upon NEE's bankruptcy or insolvency, the forward sale agreement will automatically terminate without further liability of either party. Following any such termination, NEE would not issue any shares and NEE would not receive any proceeds pursuant to the forward sale agreement.

        The forward sale agreement provides for settlement on a settlement date or dates to be specified at NEE's discretion, which settlement must occur no later than December 31, 2014.

        Except under the circumstances described above, NEE generally has the right to elect physical, cash or net share settlement under the forward sale agreement. Subject to the provisions of the forward sale agreement, delivery of shares of NEE common stock on any physical settlement of the forward sale agreement will result in dilution to NEE's earnings per share and return on equity. If NEE elects to cash or net share settle all or a portion of the shares of its common stock underlying the forward sale agreement, NEE would expect the forward counterparty or one of its affiliates to purchase the number of shares necessary, based on the portion for which NEE elects cash or net share settlement, in order to cover the forward counterparty's obligation to return the shares of NEE common stock it had borrowed in connection with sales of NEE common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares to NEE. If the market value of NEE common stock at the time of such purchase is above the forward sale price at that time, NEE would pay, or deliver, as the case may be, to the forward counterparty under the forward sale agreement an amount of cash or common stock with a value equal to this difference. Any such difference could be significant. If the market value of NEE common stock at the time of these purchases is below the forward sale price at that time, NEE would be paid this difference in cash by, or NEE would receive the value of this difference in common stock from, the forward counterparty under the forward sale agreement, as the case may be. See "Underwriting—Forward Sale Agreement."

        In addition, the purchase of NEE common stock by the forward counterparty or its affiliates to unwind the forward counterparty's hedge position could cause the price of NEE common stock to increase, thereby increasing the amount of cash NEE would owe to the forward counterparty upon a cash settlement of the forward sale agreement, or the number of shares NEE would owe to the forward counterparty upon a net share settlement of the forward sale agreement, as the case may be.

SELECTED CONSOLIDATED INCOME STATEMENT DATA OF NEE AND SUBSIDIARIES

        The following material, which is presented in this prospectus supplement solely to furnish limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus. In the opinion of NEE, all adjustments (consisting of normal recurring accruals) considered necessary for a fair financial statement presentation of the results of operations for the nine months ended September 30, 2013 and 2012 have been made. The results of operations for an interim period generally will not give a true indication of results for the year.

	Nine Months Ended September 30,		Years Ended December 31,
	2013	2012	2012	2011	2010
	(In Millions, Except Per Share Amounts)
Operating revenues	$11,506	$10,881	$14,256	$15,341	$15,317
Net income	$1,581	$1,482	$1,911	$1,923	$1,957
Weighted-average number of common shares outstanding (assuming dilution)	424.8	418.0	419.2	419.0	413.0
Earnings per share of common stock (assuming dilution)	$3.72	$3.55	$4.56	$4.59	$4.74

 CONSOLIDATED CAPITALIZATION OF NEE AND SUBSIDIARIES

        The following table shows NEE's consolidated capitalization as of September 30, 2013, and as adjusted to reflect the issuance of the common stock and the other transactions described below. This table, which is presented in this prospectus supplement solely to provide limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.

		Adjusted(a)(b)
	September 30, 2013
		Amount	Percent
	(In Millions)
Common shareholders' equity	$17,409	$		%
Long-term debt (excluding current maturities)	23,862			%

Total capitalization	$41,271	$	100.0%

(a)
To give effect only to (i) the issuance of 4,500,000 shares of common stock offered by NEE hereby, (ii) the physical settlement of the forward sale agreement assuming that the forward sale agreement is physically settled on its effective date based upon the initial forward sale price of $            per share, which is the price at which the underwriters purchased the shares of NEE common stock as reflected on the cover of this prospectus supplement, and (iii) a total of approximately $87 million in debt issuances/draws for the period October 1, 2013 through November 15, 2013 (reflects U.S. dollar amounts based, where applicable, on the conversion rate as of the date of borrowing). Adjusted amounts do not reflect any possible additional borrowings or issuance and sale of additional securities by NEE and its subsidiaries from time to time after the date of this prospectus supplement.

(b)
Assumes physical settlement of the forward sale agreement as described above in footnote (a). Although NEE expects to settle entirely by the delivery of shares of its common stock, NEE may elect cash or net share settlement for all or a portion of NEE's obligations if NEE concludes that it is in NEE's best interests to do so. See "Underwriting—Forward Sale Agreement." Settlement of the forward sale agreement will generally occur on a settlement date or dates to be specified at NEE's discretion not later than December 31, 2014.

COMMON STOCK DIVIDENDS AND PRICE RANGE

        NEE and its predecessor, FPL, have paid dividends on the common stock each year since 1944. It is generally the practice of NEE to pay dividends quarterly on the 15th day of March, June, September and December. The amount and timing of dividends payable on common stock are within the sole discretion of NEE's board of directors. The ability of NEE to pay dividends on its common stock is dependent upon, among other things, dividends paid to it by its subsidiaries. See "Description of NEE Common Stock" beginning on page 5 of the accompanying prospectus. The high and low prices of common stock, as reported on the NYSE consolidated tape (NYSE ticker symbol: "NEE"), and dividends paid per share, for the periods indicated, are presented below:

	Price Range
			Dividends Paid Per Share
	High	Low
2011
First Quarter	$55.86	$51.54	$0.55
Second Quarter	$58.98	$54.16	$0.55
Third Quarter	$58.25	$49.00	$0.55
Fourth Quarter	$61.20	$51.33	$0.55
2012
First Quarter	$61.21	$58.57	$0.60
Second Quarter	$68.96	$61.20	$0.60
Third Quarter	$72.22	$65.95	$0.60
Fourth Quarter	$72.21	$66.05	$0.60
2013
First Quarter	$77.79	$69.81	$0.66
Second Quarter	$82.65	$74.78	$0.66
Third Quarter	$88.39	$78.81	$0.66
Fourth Quarter (through November 15, 2013)	$89.75	$78.97	—

        On October 18, 2013, the NEE board of directors declared a regular quarterly common stock dividend of $0.66 per share. The dividend is payable on December 16, 2013, to shareholders of record on November 29, 2013.

        On November 18, 2013, the last reported sale price of NEE common stock on the NYSE was $89.06 per share.

USE OF PROCEEDS

        The information in this section supplements the information in the "Use of Proceeds" section on page 2 of the accompanying prospectus. Please read these two sections together.

        NEE estimates that the net proceeds from the sale of the common stock NEE is offering, after deducting the offering expenses payable by NEE, will be approximately $       million. NEE will not initially receive any proceeds from the sale of the shares of its common stock by the forward counterparty (or an affiliate thereof) pursuant to this prospectus supplement, unless an event occurs that requires NEE to sell its common stock to the underwriters in lieu of the forward counterparty (or an affiliate thereof) selling NEE common stock to the underwriters. Depending on the price of NEE common stock at the time of settlement of the forward sale agreement and the relevant settlement method, NEE may receive proceeds from the sale of common stock upon settlement of the forward sale agreement, which settlement must occur no later than December 31, 2014. For purposes of calculating the proceeds to NEE upon settlement of the forward sale agreement reflected on the cover of this prospectus supplement, NEE has assumed that the forward sale agreement is physically settled

on the effective date of the forward sale agreement based upon the initial forward sale price of $      (which is the price at which the underwriters purchased the shares of NEE common stock as reflected on the cover of this prospectus supplement). The actual proceeds, if any, from the forward sale are subject to the final settlement of the forward sale agreement. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.

        NEE will add any net proceeds that NEE receives upon settlement of the sale of the common stock offered by NEE hereby and upon settlement of the forward sale agreement to its general funds. NEE expects to use its general funds to fund investments in energy and power projects, including renewable power projects, and for other general corporate purposes, including the repayment of a portion of NEE Capital's total outstanding commercial paper obligations. As of November 15, 2013, NEE Capital had $570 million of outstanding commercial paper obligations which had maturities of up to 12 days and which had annual interest rates ranging from 0.23% to 0.37%. NEE will temporarily invest any proceeds that it does not need to use immediately in short term instruments. In addition, if an event occurs that requires NEE to sell its common stock to the underwriters in lieu of the forward counterparty (or an affiliate thereof) selling NEE common stock to the underwriters, then NEE intends to use the net proceeds NEE receives from such sale for the same purposes.

ACCOUNTING TREATMENT

        Before any issuance of NEE common stock upon physical or net share settlement of the forward sale agreement, the forward sale agreement will be reflected in NEE's diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of NEE common stock used in calculating diluted earnings per share for a fiscal period is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement less the number of shares that could be purchased by NEE in the market (based on the average market price during that fiscal period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of that fiscal period).

        Accordingly, before physical or net share settlement of the forward sale agreement, and subject to the occurrence of certain events, NEE anticipates that there will be no dilutive effect on NEE's earnings per share except during periods when the average market price per share of NEE common stock is above the per share adjusted forward sale price, which is initially $       (the price at which the underwriters purchased the shares of NEE common stock as reflected on the cover of this prospectus supplement). If NEE decides to physically settle or net share settle the forward sale agreement, any delivery of shares of NEE common stock upon settlement would result in dilution to NEE's earnings per share and return on equity.

U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

        The following describes the material U.S. federal income tax consequences to "non-U.S. holders" (as defined below) of the ownership and disposition of NEE common stock sold pursuant to this offering. This discussion deals only with common stock purchased in this offering that is held as a "capital asset" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the "Code" (generally, property held for investment), by a non-U.S. holder. For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of NEE common stock that is not any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

        This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder's individual circumstances. Specifically, it does not address consequences relevant to U.S. expatriates and certain former citizens or long-term residents of the United States and partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes.

        This discussion is based on the U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, which are subject to change or differing interpretations, possibly on a retroactive basis. No ruling has been or will be sought from the U.S. Internal Revenue Service, or "IRS," with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the ownership or disposition of NEE common stock, or that such contrary position would not be sustained by a court. Moreover, this discussion does not address the U.S. state and local, U.S. federal gift, or non-U.S. tax considerations relating to the ownership and disposition of NEE common stock. This discussion also does not address the impact of the U.S. unearned income Medicare contribution tax on non-U.S. holders.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds NEE common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding NEE common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

        This discussion is for information purposes only and is not intended as tax advice. Investors should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the purchase, ownership and disposition of NEE common stock arising under the U.S. federal estate or gift tax laws or under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable income tax treaty.

Distributions

        A distribution on NEE common stock will constitute a dividend for U.S. federal income tax purposes to the extent of NEE's current or accumulated earnings and profits as determined under the Code. Any distribution not treated as a dividend for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder's adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or other taxable disposition of NEE common stock.

        Subject to the discussions below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of NEE common stock that are not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or a lower rate specified under an applicable income tax treaty). In order to receive a reduced treaty rate, a non-U.S. holder must provide to the applicable withholding agent an IRS Form W-8BEN (or applicable substitute or successor form) properly certifying eligibility for the reduced rate. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

        Subject to the discussions below on backup withholding and foreign accounts, dividends that are effectively connected with a non-U.S. holder's conduct of a trade or business in the United States and, if an income tax treaty so requires, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States, are taxed on a net-income basis at the regular graduated rates and in the manner applicable to U.S. persons. In that case, the applicable withholding agent will not have to withhold U.S. federal withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements (which generally are met by providing an IRS Form W-8ECI). In addition, a "branch profits tax" may be imposed at a 30% rate (or a lower rate specified under an applicable income tax treaty) on a foreign corporation's effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or Other Taxable Disposition of NEE Common Stock

        Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale or other disposition of NEE common stock unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

  •
  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

  •
  NEE common stock constitutes a U.S. real property interest by reason of NEE's status as a U.S. real property holding corporation, or a "USRPHC," for U.S. federal income tax purposes.

        Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net-income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or a lower rate specified under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

        A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        With respect to the third bullet point above, NEE believes that it has not been and currently is not a USRPHC, and NEE does not expect to become one in the future based on anticipated business operations. However, because the determination of whether NEE is a USRPHC depends on the fair market value of NEE's U.S. real property relative to the fair market value of its worldwide real property interests and other business assets, there can be no assurance that NEE is not currently or will not in the future become a USRPHC. Even if NEE is or becomes a USRPHC, so long as the NEE common stock is regularly traded on an established securities market, a non-U.S. holder will be subject to U.S. federal income tax on any gain not otherwise taxable only if such non-U.S. holder actually or constructively owned more than 5% of NEE outstanding common stock at some time during the applicable period. Non-U.S. holders should consult their tax advisors about the consequences that could result if NEE is, or becomes, a USRPHC.

        Non-U.S. holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        A non-U.S. holder will not be subject to backup withholding with respect to payments of dividends on NEE common stock that NEE makes to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder certifies its non-U.S. status by providing a valid IRS Form W-8BEN or W-8ECI or other applicable certification. However, information returns will be filed with the IRS in connection with any dividends on NEE common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of NEE common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. holder certifies under penalty of perjury that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the non-U.S. holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a non-U.S. holder's U.S. federal income tax liability, and may entitle such non-U.S. holder to a refund, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding tax may be imposed under legislation commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA," on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, NEE common stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (a) the foreign financial institution undertakes certain diligence and reporting obligations, (b) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (a) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States owned foreign entities" (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury regulations, withholding under FATCA generally will apply to payments of dividends on NEE common stock made on or after July 1, 2014, and to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2017.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in NEE common stock.

UNDERWRITING

        The information in this section supplements the information in the "Plan of Distribution" section beginning on page 44 of the accompanying prospectus. Please read these two sections together.

        NEE has agreed to sell 4,500,000 shares of its common stock, and the forward counterparty (or an affiliate thereof) has agreed, at NEE's request, to borrow from third parties and sell 6,600,000 shares of NEE common stock in connection with the execution of a forward sale agreement between NEE and the forward counterparty. Subject to certain conditions, NEE and the forward counterparty (or an affiliate thereof) have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from NEE and the forward counterparty (or an affiliate thereof), the number of shares of common stock set forth opposite that underwriter's name in the table below:

Underwriter	Number of Shares of Common Stock
Citigroup Global Markets Inc.	7,400,000
Barclays Capital Inc.	3,700,000

Total	11,100,000

        Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the shares of common stock when and if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. The underwriters will sell the shares of common stock to the public when and if the underwriters buy any shares to be sold under the underwriting agreement.

        The underwriters propose to offer the common stock offered hereby from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to the underwriters' right to reject any order in whole or in part. The underwriters may effect such transactions by selling the common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of common stock for whom they may act as an agent or to whom they may sell as principal.

        The underwriters are purchasing the shares of common stock from NEE and the forward counterparty (or its affiliate) at the price per share set forth on the cover page of this prospectus supplement.

        The underwriters may receive from purchasers of the common stock normal brokerage commissions in amounts agreed upon with the purchasers. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the shares of common stock may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the shares of common stock by them may be deemed to be underwriting discounts or commissions.

Forward Sale Agreement

        NEE expects to enter into a forward sale agreement on the date of this prospectus supplement with Citibank, N.A., who is referred to as the "forward counterparty," relating to 6,600,000 shares of NEE common stock. In connection with the execution of the forward sale agreement, and at NEE's request, the forward counterparty (or an affiliate thereof) is borrowing from third parties and selling in this offering 6,600,000 shares of NEE common stock. If the forward counterparty (or an affiliate thereof) is unable to borrow and deliver for sale on the anticipated closing date of this offering any shares of NEE common stock, or if the forward counterparty determines, in its commercially reasonable judgment, that it is either impracticable to borrow and deliver for sale on the anticipated closing date any shares of NEE common stock, or if the forward counterparty determines, in its commercially reasonable judgment, that it (or its affiliate) is unable to borrow, without incurring a stock loan fee greater than a specified amount per share, and deliver for sale on the anticipated closing date any shares of NEE common stock, then the forward sale agreement will be terminated in its entirety. If the forward counterparty (or an affiliate thereof) is unable to borrow and deliver for sale on the anticipated closing date the full number of shares of NEE common stock to which the forward sale agreement relates, or if the forward counterparty determines, in its commercially reasonable judgment, that it is either impracticable to do so or that it (or its affiliate) is unable to borrow, without incurring a stock loan fee greater than a specified amount per share, and deliver for sale on the anticipated closing date the full number of shares of NEE common stock to which the forward sale agreement relates, then the number of shares of NEE common stock to which the forward sale agreement relates will be reduced to the number that the forward counterparty (or an affiliate thereof) can so borrow and deliver. In the event that (i) the forward sale agreement is terminated in its entirety for the reasons described above or (ii) the number of shares to which the forward sale agreement relates is so reduced, the commitments of the underwriters to purchase shares of NEE common stock from the forward counterparty (or an affiliate thereof) and the forward counterparty's (or its affiliate's) obligation to borrow such shares for delivery and sale to the underwriters, as described above, will be replaced with commitments to purchase from NEE and NEE's corresponding obligation to issue directly to the underwriters all or such portion of the number of shares not borrowed and delivered by the forward counterparty (or an affiliate thereof). In such event, NEE or the underwriters will have the right to postpone the closing date for one business day to effect any necessary changes to the documents or arrangements.

        NEE will receive an amount equal to the net proceeds from the sale of the borrowed shares of NEE common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, from the forward counterparty upon physical settlement of the forward sale agreement. NEE will only receive such proceeds if NEE elects to physically settle the forward sale agreement.

        The forward sale agreement provides for settlement on a settlement date or dates to be specified at NEE's discretion, which settlement must occur no later than December 31, 2014. On such settlement date or dates, if NEE decides to physically settle the forward sale agreement, NEE will issue shares of its common stock to the forward counterparty at the then applicable forward sale price. The forward sale price will initially be $            per share, which is the price per share at which the underwriters purchased the shares of NEE common stock as reflected on the cover page of this prospectus supplement. The forward sale agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the federal funds rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreement. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the federal funds rate was less than the spread. The forward sale price will also be subject to decrease if the cost to the forward counterparty of borrowing NEE common stock exceeds a specified amount.

        Before any issuance of NEE common stock upon physical or net share settlement of the forward sale agreement, the forward sale agreement will be reflected in NEE's diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of NEE common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement over the number of shares that could be purchased by NEE in the market (based on the average market price during the period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the reporting period). Accordingly, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, NEE anticipates there will be no dilutive effect on NEE's earnings per share except during periods when the average market price of NEE common stock is above the per share adjusted forward sale price. However, if NEE decides to physically settle or net share settle the forward sale agreement, any delivery of shares of NEE common stock upon settlement of the forward sale agreement would result in dilution to NEE's earnings per share and return on equity.

        The forward counterparty will have the right to accelerate the forward sale agreement and require NEE to physically settle the forward sale agreement on a date specified by the forward counterparty if:

  •
  in the commercially reasonable judgment of the forward counterparty, it or its affiliate is unable to hedge its exposure to the forward sale agreement because of the lack of sufficient shares of NEE common stock being made available for share borrowing by lenders, or it or its affiliate would incur a stock loan fee to borrow shares of NEE common stock to hedge its exposure to the forward sale agreement that is greater than a specified threshold;

  •
  NEE declares any dividend or distribution on shares of NEE common stock payable in (a) cash (other than an extraordinary dividend) in excess of a specified amount, (b) share capital or securities of another company acquired or owned by NEE as a result of a spin-off or other similar transaction or (c) any other type of securities (other than NEE common stock), rights or warrants or other assets for payment at less than the prevailing market price as reasonably determined by the forward counterparty;

  •
  certain ownership thresholds applicable to the forward counterparty are exceeded;

  •
  an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreement) including, among other things, certain mergers and tender offers or the delisting of NEE common stock (each as more fully described in the forward sale agreement); or

  •
  certain other events of default or termination events occur, including, among other things, any material misrepresentation made by NEE in connection with entering into the forward sale agreement, NEE's bankruptcy or insolvency or a change in law (each as more fully described in the forward sale agreement).

        The forward counterparty's decision to exercise its right to accelerate the forward sale agreement and to require NEE to physically settle the forward sale agreement will be made irrespective of NEE's interests, including NEE's need for capital. In such cases, NEE could be required to issue and deliver common stock pursuant to the physical settlement provisions of the forward sale agreement irrespective of NEE's capital needs, which would result in dilution to NEE's earnings per share and return on equity. In addition, upon NEE's bankruptcy or insolvency, the forward sale agreement will automatically terminate without further liability of either party. Following any such termination, NEE would not issue any shares and NEE would not receive any proceeds pursuant to the forward sale agreement.

        Except under the circumstances described above, NEE generally has the right to elect physical, cash or net share settlement under the forward sale agreement. Although NEE expects to settle entirely by the delivery of shares of NEE common stock, NEE may elect cash or net share settlement for all or a portion of its obligations if NEE concludes that it is in its best interests to do so. For example, NEE may conclude that it is in NEE's best interests to cash settle or net share settle if NEE has no current use for all or a portion of the net proceeds due upon physical settlement of the forward sale agreement. If NEE elects to cash or net share settle the forward sale agreement, NEE would expect the forward counterparty or one of its affiliates to purchase shares of NEE common stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind its hedge and, if applicable in connection with net share settlement, to deliver shares to NEE. If NEE elects to cash or net share settle the forward sale agreement, and the market value of NEE common stock at the time of such purchase is above the forward sale price at such time, NEE will pay the forward counterparty under the forward sale agreement an amount in cash, if NEE cash settles, equal to such difference, or deliver a number of shares of NEE common stock, if NEE net share settles, having a market value equal to such difference. Conversely, if NEE elects to cash or net share settle the forward sale agreement and the market value of NEE common stock at the time of such purchase is below the forward sale price at such time, the forward counterparty under the forward sale agreement will pay to NEE an amount in cash, if NEE cash settles, equal to such difference, or deliver a number of shares of NEE common stock, if NEE net share settles, having a market value equal to such difference.

        NEE would expect the forward counterparty or its affiliate to purchase shares of NEE common stock in secondary market transactions for delivery to stock lenders in order to close out its short position in the event of cash settlement or net share settlement. The purchase of NEE common stock by the forward counterparty or its affiliate could cause the price of NEE common stock to increase, thereby increasing the amount of cash NEE owes to the forward counterparty in the event of cash settlement, or the number of shares NEE owes to the forward counterparty in the event of net share settlement, as the case may be.

No Sale of Similar Securities

        NEE has agreed, for a period of 90 days from the date of this prospectus supplement, to not, without the prior written consent of the underwriters, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, or grant any option, right or warrant to purchase or otherwise transfer or dispose of any common stock, or any security convertible into or exercisable or exchangeable for or repayable with common stock, subject to certain exceptions including (i) in connection with this offering and sale of common stock to the underwriters; (ii) in connection with a settlement pursuant to the forward sale agreement; (iii) in connection with any employee or director benefit or compensation, dividend reinvestment or dividend reinvestment and direct stock purchase, stock option or other incentive or stock purchase plan or shareholder rights plan of NEE or its direct or indirect subsidiaries; (iv) in connection with any securities issued pursuant to, exchanged for or sold in connection with any securities of NEE or its direct or indirect subsidiaries: (A) outstanding as of the date hereof, that are convertible into or exchangeable for or payable or repayable with any securities of NEE or its direct or indirect subsidiaries, (B) under the Purchase Contract Agreement, dated as of May 1, 2012, between NEE and The Bank of New York Mellon, as purchase contract agent, or the related stock purchase contracts, (C) under the Purchase Contract Agreement, dated as of September 1, 2012, between NEE and The Bank of New York Mellon, as purchase contract agent, or the related stock purchase contracts, and/or (D) under the Purchase Contract Agreement, dated as of September 1, 2013, between NEE and The Bank of New York Mellon, as purchase contract agent, or the related stock purchase contracts; (v) in connection with any holder of corporate units or treasury units (issued pursuant to the purchase contract agreements specified above) electing to settle the related stock purchase contracts or to create or recreate such corporate units or treasury units upon substitution of pledged securities; (vi) upon exercise of stock options; or (vii) in connection with issuances of common stock or any security convertible into or exercisable or exchangeable for or payable or repayable with common stock as consideration for acquisitions by NEE or its direct or indirect subsidiaries, provided that any person or entity who receives such consideration agrees in writing to take such consideration subject to the remaining duration of the 90-day period.

New York Stock Exchange Listing

        NEE common stock is listed on the NYSE under the symbol "NEE."

Price Stabilization and Short Positions

        Until the distribution of the common stock offered hereby is completed, SEC rules may limit the underwriters and selling group members from bidding for or purchasing shares of common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases that peg, fix or maintain the price of the common stock.

        In connection with the offering, the underwriters may make short sales of common stock. Short sales involve the sale by the underwriters, at the time of the offering, of a greater number of shares of common stock than they are required to purchase in the offering. The underwriters must close out any such short position by purchasing shares of common stock in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, purchases by the underwriters to cover short positions may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock. As a result, the prices of the common stock may be higher than they would otherwise be in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

        Neither NEE nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither NEE nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Selling Restrictions

  General

        The common stock is being offered for sale in the United States and in certain jurisdictions outside the United States, subject to applicable law.

  European Union Prospectus Directive

        In relation to each Member State (as defined in the Prospectus Directive, as such latter term is defined below) of the European Economic Area ("EEA") which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), an offer of the securities offered hereby to the public may not be made in such Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer of the securities offered hereby to the public in such Relevant Member State may be made at any time under the following exceptions under the Prospectus Directive if they have been implemented in such Relevant Member State:

  (a)
  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive (as such term is defined below), 150 natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of securities referred to in (a) through (c) above shall require NEE or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or to supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of these "Selling Restrictions" provisions, the expression an "offer of securities offered hereby to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        This prospectus supplement and the accompanying prospectus (for the purposes of these "Selling Restrictions" provisions, collectively referred to as the "offering document") have been prepared on the basis that all offers of the securities offered hereby will be made pursuant to an exemption under the Prospectus Directive, as implemented in Member States of the EEA, from the requirement to produce a prospectus for offers of the securities offered hereby. Accordingly any person making or intending to make any offer within the EEA of the securities which are the subject of the placement contemplated in this offering document should only do so in circumstances in which no obligation arises for NEE or the underwriters to produce a prospectus for such offer. Neither NEE nor the underwriters have authorized, nor do they authorize, the making of any offer of the securities offered hereby through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the securities contemplated in this offering document.

  United Kingdom

        In the United Kingdom, this offering document is only being distributed to and is only directed at persons who are "qualified investors" (as defined in Section 86(7) of the Financial Services and Markets Act 2000 ("FSMA")) and (i) who are investment professionals falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005 as amended (the "Order"), (ii) who are high net worth entities to whom this offering document may otherwise lawfully be communicated or (iii) who are other persons to whom this offering document may otherwise lawfully be communicated falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons").

        Any investment or investment activity to which this offering document relates is available only to relevant persons and will be engaged in only with relevant persons. This offering document must not be acted on or relied on by persons who are not relevant persons. Recipients of this offering document are not permitted to transmit it to any other person. The securities offered hereby are not being offered to the public in the United Kingdom.

Expenses and Indemnification

        The expenses in connection with the sale of the common stock are estimated at $750,000. This estimate includes expenses relating to printing and legal fees, among other expenses.

        NEE has agreed to indemnify the underwriters and the forward counterparty against, or to contribute to payments the underwriters or the forward counterparty may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

Certain Relationships

        The underwriters and their affiliates engage in transactions with, and perform services for, NEE, its subsidiaries and its affiliates in the ordinary course of business and have engaged, and may engage in the future, in commercial banking and/or investment banking transactions with NEE, its subsidiaries and its affiliates.

CONFLICTS OF INTEREST

        The entire proceeds of this offering (except the proceeds that NEE will receive upon the sale of the common stock offered by NEE hereby and any common stock that NEE may sell to the underwriters in lieu of the forward counterparty (or an affiliate thereof) selling NEE common stock to the underwriters) will be paid to the forward counterparty (or its affiliate). As a result, the forward counterparty (or its affiliate) will receive more than 5% of the net proceeds of this offering, not including underwriting compensation.

        Accordingly, Citigroup Global Markets Inc. is deemed to have a "conflict of interest" within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., and this offering will be conducted in accordance with Rule 5121. Citigroup Global Markets Inc. will not confirm sales to any account over which it exercises discretion without the specific written approval of the account holder.

EXPERTS

        The information in this section replaces the information in the "Experts" section on page 45 of the accompanying prospectus.

        The consolidated financial statements incorporated in this prospectus supplement by reference from NextEra Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of NextEra Energy, Inc. and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

NextEra Energy, Inc.

Common Stock, Preferred Stock, Stock Purchase Contracts,
Stock Purchase Units, Warrants, Senior Debt Securities,
Subordinated Debt Securities and Junior Subordinated Debentures

NextEra Energy Capital Holdings, Inc.

Preferred Stock, Senior Debt Securities, Subordinated Debt Securities
and Junior Subordinated Debentures
Guaranteed as described in this prospectus by

NextEra Energy, Inc.

        NextEra Energy, Inc. ("NEE") and/or NextEra Energy Capital Holdings, Inc. ("NEE Capital") may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

        NEE and/or NEE Capital will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        NEE's common stock is listed on the New York Stock Exchange and trades under the symbol "NEE."

        NEE and/or NEE Capital may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section beginning on page 44 of this prospectus also provides more information on this topic.

        See "Risk Factors" beginning on page 2 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.

        NEE's and NEE Capital's principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408-0420, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

August 3, 2012

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that NEE, NEE Capital, and Florida Power & Light Company ("FPL") have filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process.

        Under this shelf registration process, NEE and/or NEE Capital may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of NEE or NEE Capital, as the case may be. NEE may offer any of the following securities: common stock, preferred stock, stock purchase contracts, stock purchase units, warrants to purchase common stock or preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures and guarantees related to the preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures that NEE Capital may offer. NEE Capital may offer any of the following securities: preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures.

        This prospectus provides you with a general description of the securities that NEE and/or NEE Capital may offer. Each time NEE and/or NEE Capital sells securities, NEE and/or NEE Capital will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

        Before purchasing the securities, investors should carefully consider the risk factors described in NEE's annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, together with the other information incorporated by reference or provided in this prospectus or in a prospectus supplement in order to evaluate an investment in the securities.

NEE

        NEE is a holding company incorporated in 1984 as a Florida corporation. NEE has two principal operating subsidiaries, FPL and, indirectly through NEE Capital, NextEra Energy Resources, LLC ("NEER"). FPL is a rate regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. NEER is NEE's competitive energy subsidiary which produces the majority of its electricity from clean and renewable sources.

NEE CAPITAL

        NEE Capital owns and provides funding for all of NEE's operating subsidiaries other than FPL and its subsidiaries. NEE Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of NEE.

USE OF PROCEEDS

        Unless otherwise stated in a prospectus supplement, NEE and NEE Capital will each add the net proceeds from the sale of its securities to its respective general funds. NEE uses its general funds for corporate purposes, including to provide funds for its subsidiaries, to repurchase common stock and to repay, redeem or repurchase outstanding debt or equity issued by its subsidiaries. NEE Capital uses its general funds for corporate purposes, including to repay short-term borrowings and to repay, redeem or repurchase outstanding debt. NEE and NEE Capital will each temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS
TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows NEE's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of its last five fiscal years:

Years Ended December 31,
2011	2010	2009	2008	2007
3.00	3.23	2.91	3.28	3.10

        NEE's consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 2012 was 3.26.

WHERE YOU CAN FIND MORE INFORMATION

        NEE files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by NEE with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including NEE. NEE also maintains an Internet site (www.nexteraenergy.com). Information on NEE's Internet site or any of its subsidiaries' Internet sites is not a part of this prospectus.

        NEE Capital does not file and does not intend to file reports or other information with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934. NEE includes summarized financial information relating to NEE Capital in some of its reports filed with the SEC.

INCORPORATION BY REFERENCE

        The SEC allows NEE and NEE Capital to "incorporate by reference" information that NEE files with the SEC, which means that NEE and NEE Capital may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in any subsequently filed document which also is or is deemed to be incorporated in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. NEE and NEE Capital are incorporating by reference the documents listed below and any future filings NEE makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until NEE and/or NEE Capital sell all of the securities covered by the registration statement:

  (1)
  NEE's Annual Report on Form 10-K for the year ended December 31, 2011;

  (2)
  NEE's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

  (3)
  NEE's Current Reports on Form 8-K filed with the SEC on January 17, 2012, February 9, 2012, March 16, 2012 (excluding those portions furnished and not filed), March 19, 2012, March 27, 2012, May 4, 2012, May 15, 2012, May 21, 2012, May 29, 2012, June 15, 2012, July 2, 2012 and July 27, 2012; and

  (4)
  the description of the NEE common stock contained in NEE's Current Report on Form 8-K/A filed with the SEC on March 1, 2010, and any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these documents, at no cost to you, by writing or calling Robert J. Reger, Jr., Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, (212) 309-6000. NEE will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD-LOOKING STATEMENTS

        In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, NEE and NEE Capital are herein filing cautionary statements identifying important factors that could cause NEE's and NEE Capital's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of NEE and NEE Capital in this prospectus or any supplement to this prospectus, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, strategies, future events or performance (often, but not always, through the use of words or phrases such as "will," "will likely result," "are expected to," "will continue," "is anticipated," "aim," "believe," "could," "should," "would," "estimated," "may," "plan," "potential," "future," "projection," "goals," "target," "outlook," "predict," and "intend" or words of similar meaning) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the specific factors discussed in NEE's reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on NEE's and NEE Capital's operations and financial results, and could cause NEE's or NEE Capital's actual results to differ materially from those contained or implied in forward-looking statements made by or on behalf of NEE or NEE Capital.

        Any forward-looking statement speaks only as of the date on which that statement is made, and neither NEE nor NEE Capital undertakes any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

        The issues and associated risks and uncertainties discussed in the reports that are incorporated herein by reference are not the only ones NEE or NEE Capital may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair NEE's and NEE Capital's businesses in the future.

 DESCRIPTION OF NEE COMMON STOCK

        The following summary description of the terms of the common stock of NEE is not intended to be complete. The description is qualified in its entirety by reference to the provisions of NEE's Restated Articles of Incorporation, as currently in effect ("NEE's Charter"), and Amended and Restated Bylaws, as currently in effect ("NEE's Bylaws") and the other documents described below. Each of NEE's Charter and NEE's Bylaws and the other documents described below has previously been filed with the SEC and they are exhibits to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Business Corporation Act and other applicable laws.

Authorized and Outstanding Capital Stock

        NEE's Charter authorizes it to issue 900,000,000 shares of capital stock, each with a par value of $.01, consisting of:

  •
  800,000,000 shares of common stock; and

  •
  100,000,000 shares of preferred stock.

        As of June 30, 2012, there were 422,757,848 shares of common stock and no shares of preferred stock issued and outstanding. As of the same date, NEE's board of directors had not authorized for issuance any series of preferred stock.

Common Stock Terms

        Voting Rights.    In general, each holder of common stock is entitled to one vote for each share held by such holder on all matters submitted to a vote of holders of the common stock, including the election of directors. Each holder of common stock is entitled to attend all special and annual meetings of NEE's shareholders. The holders of common stock do not have cumulative voting rights. Unless otherwise provided by NEE's Charter or NEE's Bylaws or applicable law, the affirmative vote of the holders of a majority of the total number of shares represented at a meeting and entitled to vote on a matter (including the election of directors) is required for shareholder action on that matter.

        Dividend Rights.    The holders of common stock are entitled to participate on an equal per-share basis in any dividends declared on the common stock by NEE's board of directors out of funds legally available for dividend payments.

        The declaration and payment of dividends on the common stock is within the sole discretion of NEE's board of directors. NEE's Charter does not limit the dividends that may be paid on the common stock.

        The ability of NEE to pay dividends on the common stock is currently subject to, and in the future may be limited by:

  •
  various risks which affect the businesses of FPL and NEE's other subsidiaries that may in certain instances limit the ability of such subsidiaries to pay dividends to NEE; and

  •
  various contractual restrictions applicable to NEE and some of its subsidiaries, including those described below.

        FPL is subject to the terms of its Mortgage and Deed of Trust dated as of January 1, 1944, with Deutsche Bank Trust Company Americas, as Trustee, as amended and supplemented from time to time (the "FPL Mortgage"), that secures its obligations under outstanding first mortgage bonds issued by it from time to time. In specified circumstances, the terms of the FPL Mortgage could restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. As of the date of this prospectus, no retained earnings were restricted by these provisions of the FPL Mortgage.

        Other contractual restrictions on the dividend-paying ability of NEE and its subsidiaries are contained in outstanding financing arrangements, and may be included in future financing arrangements. As of the date of this prospectus, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. NEE Capital has outstanding junior subordinated debentures giving NEE Capital the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. NEE, FPL and NEE Capital may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or such other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the common stock during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL were to issue equity units, junior subordinated debentures or other securities having similar provisions and were to exercise any such right to defer the payment of interest or other payments on such securities, or if there were to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE's ability to pay dividends on its common stock or preferred stock and on the ability of NEE's subsidiaries, including NEE Capital and FPL, to pay dividends to any holder of their respective common stock or preferred stock, including NEE.

        In addition, the right of the holders of NEE's common stock to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of NEE preferred stock that may be issued in the future, and the right of the holders (including NEE) of FPL or NEE Capital, as the case may be, common stock or preferred stock, as the case may be, to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of FPL or NEE Capital, as the case may be, preferred stock that may be issued in the future.

        Liquidation Rights.    If there is a liquidation, dissolution or winding up of NEE, the holders of common stock are entitled to share equally and ratably in any assets remaining after NEE has paid, or provided for the payment of, all of its debts and other liabilities, and after NEE has paid, or provided for the payment of, any preferential amounts payable to the holders of any outstanding preferred stock.

        Other Rights.    The holders of common stock do not have any preemptive, subscription, conversion or sinking fund rights. The common stock is not subject to redemption.

Anti-Takeover Effects of Provisions in NEE's Charter and NEE's Bylaws

        NEE's Charter and NEE's Bylaws contain provisions that may make it difficult and expensive for a third party to pursue a takeover attempt that NEE's board of directors and management oppose even if a change in control of NEE might be beneficial to the interests of holders of common stock.

        NEE's Charter Provisions.    Among NEE's Charter provisions that could have an anti-takeover effect are those that:

  •
  permit the shareholders to remove a director only for cause and only by the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock (which NEE's Charter defines to include the common stock and any other capital stock entitled to vote generally in the election of directors), voting together as a single class;

  •
  provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors;

  •
  prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders;

  •
  limit the persons who may call a special meeting of shareholders to the chairman of the NEE board of directors, the president or secretary, a majority of the board of directors or the holders of a majority of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting;

  •
  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to approve certain "business combinations" with an "interested shareholder," as those terms are defined in NEE's Charter, or the interested shareholder's affiliate, unless such transactions are approved by a majority of the "continuing directors," as defined in NEE's Charter or, in some cases, unless specified minimum price and procedural requirements are met;

  •
  require any action by shareholders to amend or repeal NEE's Bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class; and

  •
  require the affirmative vote of holders of at least 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of NEE's Charter, including the foregoing provisions.

        NEE's Charter defines the term "interested shareholder" to include a security holder who is the direct or indirect beneficial owner of 10% or more of the voting power of the outstanding shares of voting stock, and the term "continuing director" to include any director who is not an affiliate of an interested shareholder. The foregoing provisions may discriminate against a security holder who becomes an interested shareholder by reason of its beneficial ownership of the specified amount of common or other voting stock.

        The term "business combination" is defined in NEE's Charter to include the following transactions:

  •
  any merger or consolidation of NEE or any direct or indirect majority-owned subsidiary with (i) any interested shareholder or (ii) any other corporation (whether or not itself an interested shareholder) which is, or after such merger or consolidation would be, an affiliate of an interested shareholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any interested shareholder or any affiliate of any interested shareholder of assets of NEE or any direct or indirect majority-owned subsidiary having an aggregate fair market value of $10 million or more;

  •
  the issuance or transfer by NEE or any direct or indirect majority-owned subsidiary in one transaction or a series of transactions of any securities of NEE or any such subsidiary to any interested shareholder or any affiliate of any interested shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $10 million or more;

  •
  the adoption of any plan or proposal for the liquidation or dissolution of NEE proposed by or on behalf of an interested shareholder or an affiliate of an interested shareholder; or

  •
  any reclassification of securities (including any reverse stock split) or recapitalization of NEE, or any merger or consolidation of NEE with any of its direct or indirect majority-owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of NEE or any direct or indirect majority-owned subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder.

        For purposes of the foregoing "business combination" provisions, NEE's Charter defines the term "subsidiary" as any corporation of which NEE owns, directly or indirectly, a majority of any class of equity securities.

        The foregoing shareholder approval requirements are in addition to those required by law, including the provisions of the Florida Business Corporation Act described below.

        NEE's Bylaw Provisions.    NEE's Bylaws contain some of the foregoing provisions contained in NEE's Charter. NEE's Bylaws also contain a provision limiting to 16 directors the maximum number of authorized directors of NEE. In addition, NEE's Bylaws contain provisions that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at any annual meeting of shareholders. These provisions generally require a shareholder to submit in writing to NEE's secretary any nomination of a candidate for election to the board of directors or any other proposal for consideration at any annual meeting not earlier than 120 days or later than 90 days before the first anniversary of the preceding year's annual meeting. NEE's Bylaws also require a shareholder to submit in writing to NEE's secretary any nomination of a candidate for election to the board of directors for consideration at any special meeting not earlier than 120 days before such special meeting and not after the later of 90 days before such special meeting or the tenth day following the day of the first public announcement of the date of the special meeting and of the fact that directors are to be elected at the meeting. For the shareholder's notice to be in proper form, it must include all of the information specified in NEE's Bylaws.

        Preferred Stock.    The rights and privileges of holders of common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which NEE's board of directors may authorize for issuance from time to time. NEE's board of directors has broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding at any time. In that regard, NEE's Charter authorizes NEE's board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of any such series, including voting rights, dividend rights, liquidation preferences, sinking fund provisions, conversion privileges and redemption rights. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of the common stock and could discourage any attempt to effect a change in control of NEE, even if such a transaction would be beneficial to the interests of holders of the common stock. See the description of NEE's Preferred Stock in "Description of NEE Preferred Stock" in this prospectus.

Restrictions on Affiliated and Control Share Transactions Under Florida Act

        Affiliated Transactions.    As a Florida corporation, NEE is subject to the Florida Business Corporation Act, or "Florida Act," which provides that an "affiliated transaction" of a Florida corporation with an "interested shareholder," as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The Florida Act defines an "interested shareholder" as any person who is the beneficial owner of more than 10% of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Act include, with specified exceptions:

  •
  mergers and consolidations to which the corporation and the interested shareholder are parties;

  •
  sales or other dispositions of assets representing 5% or more of the aggregate fair market value of the corporation's assets, outstanding shares, earning power or net income to the interested shareholder;

  •
  issuances by the corporation of 5% or more of the aggregate fair market value of its outstanding shares to the interested shareholder;

  •
  the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder;

  •
  any reclassification of the corporation's securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 5% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder; and

  •
  the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

        The foregoing transactions generally also include transactions involving any affiliate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

        The two-thirds approval requirement does not apply if, among other things, subject to specified qualifications:

  •
  the transaction has been approved by a majority of the corporation's disinterested directors;

  •
  the interested shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the transaction;

  •
  the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares; or

  •
  specified fair price and procedural requirements are satisfied.

        The foregoing restrictions do not apply if the corporation's original articles of incorporation or an amendment to its articles of incorporation or bylaws approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the corporation (other than shares held by the interested shareholder) contain a provision expressly electing for the corporation not to be governed by the restrictions. NEE's Charter and NEE's Bylaws do not contain such a provision.

        Control-Share Acquisitions.    The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an "issuing public corporation," as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Act are the acquisition of a number of shares representing:

  •
  one-fifth or more, but less than one-third, of all voting power of the corporation;

  •
  one-third or more, but less than a majority, of all voting power of the corporation; or

  •
  a majority or more of all voting power of the corporation.

        The statute does not apply if, among other things, the acquisition:

  •
  is approved by the corporation's board of directors; or

  •
  is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

        The statute also does not apply to an acquisition of shares of a corporation in excess of a specified threshold if, before the acquisition, the corporation's articles of incorporation or bylaws provide that the corporation will not be governed by the statute. The statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption of the acquired shares by the corporation in specified circumstances. NEE's Charter and NEE's Bylaws do not contain such provisions.

Indemnification

        Florida law generally provides that a Florida corporation, such as NEE, may indemnify its directors, officers, employees and agents against liabilities and expenses they may incur. Florida law also limits the liability of directors to NEE and other persons. NEE's Bylaws contain provisions requiring NEE to indemnify its directors, officers, employees and agents under specified conditions. In addition, NEE carries insurance permitted by the laws of Florida on behalf of its directors, officers, employees and agents.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Listing

        The common stock is listed on the New York Stock Exchange and trades under the symbol "NEE."

DESCRIPTION OF NEE PREFERRED STOCK

        General.    The following statements describing NEE's preferred stock are not intended to be a complete description. For additional information, please see NEE's Charter and NEE's Bylaws. You should read this summary together with the articles of amendment to NEE's Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Please also see the FPL Mortgage, which contains restrictions which may in certain instances restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Business Corporation Act and other applicable laws.

        NEE Preferred Stock.    NEE may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. No shares of preferred stock are presently outstanding.

        Some terms of a series of preferred stock may differ from those of another series. A prospectus supplement will describe the terms of any preferred stock being offered. These terms will also be described in articles of amendment to NEE's Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

  (1)
  the title of that series of preferred stock,

  (2)
  the number of shares in the series,

  (3)
  the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

  (4)
  whether the series will be listed on a securities exchange,

  (5)
  the date or dates on which the series of preferred stock may be redeemed at the option of NEE and any restrictions on such redemptions,

  (6)
  any sinking fund or other provisions that would obligate NEE to repurchase, redeem or retire the series of preferred stock,

  (7)
  the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of NEE and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

  (8)
  any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

  (9)
  the voting rights, if any, and

  (10)
  any other terms that are not inconsistent with the provisions of NEE's Charter.

        In some cases, the issuance of preferred stock could make it difficult for another company to acquire NEE and make it harder to remove current management. See also "Description of NEE Common Stock."

        There are contractual restrictions on the dividend-paying ability of NEE and its subsidiaries contained in outstanding financing arrangements, and may be included in future financing arrangements. As of the date of this prospectus, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. NEE Capital has outstanding junior subordinated debentures giving NEE Capital the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. NEE, NEE Capital and FPL may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or such other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the preferred stock (and NEE Capital would not be able to pay dividends to NEE or any other holder of its common stock) during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL were to issue equity units, junior subordinated debentures or other securities having similar provisions and were to exercise any such right to defer the payment of interest or other payments on such securities, or if there were to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE's ability to pay dividends on its common stock or preferred stock and on the ability of NEE's subsidiaries, including NEE Capital and FPL to pay dividends to any holder of their respective common stock or preferred stock, including NEE.

DESCRIPTION OF NEE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        NEE may issue stock purchase contracts, including contracts that obligate holders to purchase from NEE, and NEE to sell to these holders, a specified number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of NEE Capital, debt securities of NEE, or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require NEE to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

        A prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units being offered. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts.

DESCRIPTION OF NEE WARRANTS

        NEE may issue warrants to purchase common stock or preferred stock. A prospectus supplement will describe the terms of any such warrants being offered and any related warrant agreement between NEE and a warrant agent.

DESCRIPTION OF NEE SENIOR DEBT SECURITIES

        NEE may issue its senior debt securities, in one or more series, under one or more Indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered senior debt securities will be described in a supplement to this prospectus.

DESCRIPTION OF NEE SUBORDINATED DEBT SECURITIES

        NEE may issue its subordinated debt securities (other than the NEE Junior Subordinated Debentures (as defined below under "Description of NEE Junior Subordinated Debentures")), in one or more series, under one or more Indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities will be described in a supplement to this prospectus.

DESCRIPTION OF NEE JUNIOR SUBORDINATED DEBENTURES

        NEE may issue its junior subordinated debentures (the "NEE Junior Subordinated Debentures"), in one or more series, under one or more Indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered junior subordinated debentures will be described in a supplement to this prospectus.

 DESCRIPTION OF NEE CAPITAL PREFERRED STOCK

        General.    The following statements describing NEE Capital's preferred stock are not intended to be a complete description. For additional information, please see NEE Capital's Articles of Incorporation, as currently in effect ("NEE Capital's Charter"), and NEE Capital's bylaws, as currently in effect. You should read this summary together with the articles of amendment to NEE Capital's Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Business Corporation Act and other applicable laws.

        NEE Capital Preferred Stock.    NEE Capital may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. The NEE Capital preferred stock will be guaranteed by NEE as described under "Description of NEE Guarantee of NEE Capital Preferred Stock." No shares of preferred stock are presently outstanding.

        Some terms of a series of preferred stock may differ from those of another series. A prospectus supplement will describe the terms of any preferred stock being offered. These terms will also be described in articles of amendment to NEE Capital's Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

  (1)
  the title of that series of preferred stock,

  (2)
  the number of shares in the series,

  (3)
  the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

  (4)
  whether the series will be listed on a securities exchange,

  (5)
  the date or dates on which the series of preferred stock may be redeemed at the option of NEE Capital and any restrictions on such redemptions,

  (6)
  any sinking fund or other provisions that would obligate NEE Capital to repurchase, redeem or retire the series of preferred stock,

  (7)
  the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of NEE Capital and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

  (8)
  any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

  (9)
  the voting rights, if any, and

  (10)
  any other terms that are not inconsistent with the provisions of NEE Capital's Charter.

        There are contractual restrictions on the dividend-paying ability of NEE Capital contained in outstanding financing arrangements, and may be included in future financing arrangements. As of the date of this prospectus, NEE Capital has outstanding junior subordinated debentures giving NEE Capital the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. NEE Capital may issue, from time to time, additional junior subordinated debentures or other securities that (i) provide it with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of junior subordinated debentures or other such securities, or if there were to occur certain payment defaults on those securities, NEE Capital would not be able, with limited exceptions, to pay dividends on the preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE Capital might issue other securities in the future containing similar or other restrictions on NEE Capital's ability to pay dividends to any holder of its preferred stock.

DESCRIPTION OF NEE GUARANTEE OF NEE CAPITAL PREFERRED STOCK

        The following statements describing NEE's guarantee of NEE Capital's preferred stock are not intended to be a complete description. For additional information, please see NEE's guarantee agreement relating to NEE Capital's preferred stock. You should read this summary together with the guarantee agreement for a complete understanding of all the provisions. Please also see the FPL Mortgage, which contains restrictions which may in certain instances limit the ability of FPL to pay dividends to NEE. Each of these documents has previously been filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.

        NEE will fully, unconditionally and irrevocably guarantee the payment of accumulated and unpaid dividends, and payments due on liquidation or redemption, as and when due, regardless of any defense, right of set-off or counterclaim that NEE Capital may have or assert. NEE's guarantee of NEE Capital's preferred stock will be an unsecured obligation of NEE and will rank (1) subordinate and junior in right of payment to all other liabilities of NEE (except those made pari passu or subordinate by their terms), (2) equal in right of payment with the most senior preferred or preference stock that may be issued by NEE and with any other guarantee that may be entered into by NEE in respect of any preferred or preference stock of any affiliate of NEE, and (3) senior to NEE's common stock. A prospectus supplement will describe the terms of NEE's guarantee of NEE Capital's preferred stock. The description will not necessarily be complete, and reference will be made to the preferred stock guarantee agreement.

        While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE's subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the NEE guarantee of NEE Capital preferred stock or to make any funds available for such payment. Therefore, the NEE guarantee of NEE Capital preferred stock will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE's subsidiaries. In addition to trade liabilities, many of NEE's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the NEE guarantee of NEE Capital preferred stock. NEE's guarantee of NEE Capital preferred stock does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE's subsidiaries may issue, guarantee or otherwise incur. See "Description of NEE Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of some of NEE's subsidiaries.

DESCRIPTION OF NEE CAPITAL SENIOR DEBT SECURITIES

        General.    NEE Capital may issue its debt securities (other than the NEE Capital Junior Subordinated Debentures (as defined below under "Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee")), in one or more series, under an Indenture, dated as of June 1, 1999, between NEE Capital and The Bank of New York Mellon, as trustee. This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the "Indenture." The Bank of New York Mellon, as trustee under the Indenture, is referred to in this prospectus as the "Indenture Trustee." These debt securities are referred to in this prospectus as the "Offered Senior Debt Securities."

        The Indenture provides for the issuance from time to time of debentures, notes or other senior debt by NEE Capital in an unlimited amount. The Offered Senior Debt Securities and all other debentures, notes or other debt of NEE Capital issued under the Indenture are collectively referred to in this prospectus as the "Senior Debt Securities."

        This section briefly summarizes some of the terms of the Offered Senior Debt Securities and some of the provisions of the Indenture. This summary does not contain a complete description of the Offered Senior Debt Securities or the Indenture. You should read this summary together with the Indenture and the officer's certificates or other documents creating the Offered Senior Debt Securities for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Indenture, the form of officer's certificate that may be used to create a series of Offered Senior Debt Securities and a form of Offered Senior Debt Securities have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Indenture is qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        All Offered Senior Debt Securities of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Offered Senior Debt Securities of such series. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued Offered Senior Debt Securities of a particular series, create and issue additional Offered Senior Debt Securities of such series. Such additional Offered Senior Debt Securities will have the same terms as the previously-issued Offered Senior Debt Securities of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional Offered Senior Debt Securities or except for the first payments of interest following the issue date of the additional Offered Senior Debt Securities) so that the additional Offered Senior Debt Securities may be consolidated and form a single series with the previously-issued Offered Senior Debt Securities of such series.

        Each series of Offered Senior Debt Securities may have different terms. NEE Capital will include some or all of the following information about a specific series of Offered Senior Debt Securities in the particular prospectus supplement relating to that specific series of Offered Senior Debt Securities:

  (1)
  the title of those Offered Senior Debt Securities,

  (2)
  any limit upon the aggregate principal amount of those Offered Senior Debt Securities,

  (3)
  the date(s) on which NEE Capital will pay the principal of those Offered Senior Debt Securities,

  (4)
  the rate(s) of interest on those Offered Senior Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which NEE Capital will pay interest and the record date for any interest payable on any interest payment date,

  (5)
  the person to whom NEE Capital will pay interest on those Offered Senior Debt Securities on any interest payment date, if other than the person in whose name those Offered Senior Debt Securities are registered at the close of business on the record date for that interest payment,

  (6)
  the place(s) at which or methods by which NEE Capital will make payments on those Offered Senior Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Senior Debt Securities may transfer or exchange those Offered Senior Debt Securities and serve notices and demands to or upon NEE Capital,

  (7)
  the security registrar and any paying agent or agents for those Offered Senior Debt Securities,

  (8)
  any date(s) on which, the price(s) at which and the terms and conditions upon which NEE Capital may, at its option, redeem those Offered Senior Debt Securities, in whole or in part, and any restrictions on those redemptions,

  (9)
  any sinking fund or other provisions, including any options held by the registered owners of those Offered Senior Debt Securities, that would obligate NEE Capital to repurchase or redeem those Offered Senior Debt Securities,

  (10)
  the denominations in which NEE Capital may issue those Offered Senior Debt Securities, if other than denominations of $1,000 and any integral multiple of $1,000,

  (11)
  the currency or currencies in which NEE Capital may pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities (if other than in U.S. dollars),

  (12)
  if NEE Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Offered Senior Debt Securities in a currency other than that in which those Offered Senior Debt Securities are stated to be payable, the terms and conditions upon which that election may be made,

  (13)
  if NEE Capital will, or may, pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which NEE Capital or a registered owner may elect to pay or receive those payments,

  (14)
  if the amount payable in respect of principal of or premium, if any, or interest on those Offered Senior Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

  (15)
  the portion of the principal amount of those Offered Senior Debt Securities that NEE Capital will pay upon declaration of acceleration of the maturity of those Offered Senior Debt Securities, if other than the entire principal amount of those Offered Senior Debt Securities,

  (16)
  events of default, if any, with respect to those Offered Senior Debt Securities and covenants of NEE Capital, if any, for the benefit of the registered owners of those Offered Senior Debt Securities, other than those specified in the Indenture,

  (17)
  the terms, if any, pursuant to which those Offered Senior Debt Securities may be converted into or exchanged for shares of capital stock or other securities of any other entity,

  (18)
  a definition of "Eligible Obligations" under the Indenture with respect to those Offered Senior Debt Securities denominated in a currency other than U.S. dollars,

  (19)
  any provisions for the reinstatement of NEE Capital's indebtedness in respect of those Offered Senior Debt Securities after their satisfaction and discharge,

  (20)
  if NEE Capital will issue those Offered Senior Debt Securities in global form, necessary information relating to the issuance of those Offered Senior Debt Securities in global form,

  (21)
  if NEE Capital will issue those Offered Senior Debt Securities as bearer securities, necessary information relating to the issuance of those Offered Senior Debt Securities as bearer securities,

  (22)
  any limits on the rights of the registered owners of those Offered Senior Debt Securities to transfer or exchange those Offered Senior Debt Securities or to register their transfer, and any related service charges,

  (23)
  any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Offered Senior Debt Securities,

  (24)
  other than the Guarantee described under "Description of NEE Guarantee of NEE Capital Senior Debt Securities" below, any collateral security, assurance, or guarantee for those Offered Senior Debt Securities, and

  (25)
  any other terms of those Offered Senior Debt Securities that are not inconsistent with the provisions of the Indenture. (Indenture, Section 301).

        NEE Capital may sell Offered Senior Debt Securities at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to Offered Senior Debt Securities sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any Offered Senior Debt Securities that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

        Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Senior Debt Securities protection in the event of a highly-leveraged transaction involving NEE Capital or NEE.

        Security and Ranking.    The Offered Senior Debt Securities will be unsecured obligations of NEE Capital. The Indenture does not limit NEE Capital's ability to provide security with respect to other Senior Debt Securities. All Senior Debt Securities issued under the Indenture will rank equally and ratably with all other Senior Debt Securities issued under the Indenture, except to the extent that NEE Capital elects to provide security with respect to any Senior Debt Security (other than the Offered Senior Debt Securities) without providing that security to all outstanding Senior Debt Securities in accordance with the Indenture. The Offered Senior Debt Securities will rank senior to NEE Capital's Junior Subordinated Debentures. The Indenture does not limit NEE Capital's ability to issue other unsecured debt.

        While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital's subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Senior Debt Securities or to make any funds available for such payment. Therefore, the Senior Debt Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital's subsidiaries. In addition to trade liabilities, many of NEE Capital's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Senior Debt Securities. The Indenture does not place any limit on the amounts of liabilities, including debt or preferred stock, that NEE Capital's subsidiaries may issue, guarantee or otherwise incur.

        Payment and Paying Agents.    Except as stated in the related prospectus supplement, on each interest payment date NEE Capital will pay interest on each Offered Senior Debt Security to the person in whose name that Offered Senior Debt Security is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Offered Senior Debt Securities mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any Offered Senior Debt Security, it may pay that defaulted interest to the registered owner of that Offered Senior Debt Security:

  (1)
  as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital proposes to pay the defaulted interest, or

  (2)
  in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Senior Debt Security is listed and that the Indenture Trustee believes is acceptable. (Indenture, Section 307).

        Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Offered Senior Debt Securities at maturity will be payable when such Offered Senior Debt Securities are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital may change the place of payment on the Offered Senior Debt Securities, appoint one or more additional paying agents, including itself, and remove any paying agent. (Indenture, Section 602).

        Transfer and Exchange.    Unless otherwise stated in the related prospectus supplement, Offered Senior Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the Offered Senior Debt Securities and may designate one or more additional places for that transfer and exchange.

        Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Offered Senior Debt Securities. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Senior Debt Securities.

        NEE Capital will not be required to transfer or exchange any Offered Senior Debt Security selected for redemption. Also, NEE Capital will not be required to transfer or exchange any Offered Senior Debt Security during a period of 15 days before selection of Offered Senior Debt Securities to be redeemed. (Indenture, Section 305).

        Defeasance.    NEE Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Senior Debt Securities. To do so, NEE Capital must irrevocably deposit with the Indenture Trustee or any paying agent, in trust:

  (1)
  money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

  (2)
  in the case of a deposit made prior to the maturity of that series of Senior Debt Securities,

  (a)
  direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

  (b)
  certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

  (3)
  a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity. (Indenture, Section 701).

        Limitation on Liens.    So long as any Senior Debt Securities remain outstanding, NEE Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, unless NEE Capital equally secures all Senior Debt Securities. However, this restriction does not apply to or prevent:

  (1)
  any lien on capital stock created at the time NEE Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,

  (2)
  any lien on capital stock existing at the time NEE Capital acquires that capital stock (whether or not NEE Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),

  (3)
  any extensions, renewals or replacements of the liens described in (1) and (2) above, or of any indebtedness secured by those liens; provided, that,

  (a)
  the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

  (b)
  the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

  (4)
  any lien arising in connection with court proceedings; provided, that, either

  (a)
  the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,

  (b)
  the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or

  (c)
  so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

        Liens on any shares of the capital stock of any of NEE Capital's majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to in this prospectus as "Restricted Liens." The foregoing limitation does not apply to the extent that NEE Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of NEE Capital secured by Restricted Liens, does not at the time exceed 5% of NEE Capital's Consolidated Capitalization. (Indenture, Section 608).

        For this purpose, "Consolidated Capitalization" means the sum of:

  (1)
  Consolidated Shareholders' Equity;

  (2)
  Consolidated Indebtedness for borrowed money (exclusive of any amounts which are due and payable within one year); and, without duplication

  (3)
  any preference or preferred stock of NEE Capital or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

        The term "Consolidated Shareholders' Equity" as used above means the total assets of NEE Capital and its Consolidated Subsidiaries less all liabilities of NEE Capital and its Consolidated

Subsidiaries. As used in this definition, the term "liabilities" means all obligations which would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation:

  (1)
  indebtedness secured by property of NEE Capital or any of its Consolidated Subsidiaries whether or not NEE Capital or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that NEE Capital or such Consolidated Subsidiary is not so liable, such property has not been included among the assets of NEE Capital or such Consolidated Subsidiary on such balance sheet,

  (2)
  deferred liabilities, and

  (3)
  indebtedness of NEE Capital or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of NEE Capital or such Consolidated Subsidiary.

As used in this definition, "liabilities" includes preference or preferred stock of NEE Capital or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

        The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of NEE Capital and its Consolidated Subsidiaries.

        The term "Consolidated Subsidiary," means at any date any direct or indirect majority-owned subsidiary whose financial statements would be consolidated with those of NEE Capital in NEE Capital's consolidated financial statements as of such date in accordance with generally accepted accounting principles. (Indenture, Section 608).

        The foregoing limitation does not limit in any manner the ability of:

  (1)
  NEE Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

  (2)
  NEE Capital or NEE to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

  (3)
  NEE to place liens on any of its assets, or

  (4)
  any of the direct or indirect subsidiaries of NEE Capital or NEE (other than NEE Capital) to place liens on any of their assets.

        Consolidation, Merger, and Sale of Assets.    Under the Indenture, NEE Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

  (1)
  the entity formed by that consolidation, or the entity into which NEE Capital is merged, or the entity that acquires or leases NEE Capital's property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital's obligations on all Senior Debt Securities and under the Indenture,

  (2)
  immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

  (3)
  NEE Capital delivers an officer's certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture. (Indenture, Section 1101).

        The Indenture does not restrict NEE Capital in a merger in which NEE Capital is the surviving entity.

        Events of Default.    Each of the following is an event of default under the Indenture with respect to the Senior Debt Securities of any series:

  (1)
  failure to pay interest on the Senior Debt Securities of that series within 30 days after it is due,

  (2)
  failure to pay principal or premium, if any, on the Senior Debt Securities of that series when it is due,

  (3)
  failure to comply with any other covenant in the Indenture, other than a covenant that does not relate to that series of Senior Debt Securities, that continues for 90 days after (i) NEE Capital receives written notice of such failure to comply from the Indenture Trustee, or (ii) NEE Capital and the Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Senior Debt Securities of that series,

  (4)
  certain events of bankruptcy, insolvency or reorganization of NEE Capital, or

  (5)
  any other event of default specified with respect to the Senior Debt Securities of that series. (Indenture, Section 801).

        In the case of the third event of default listed above, the Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Senior Debt Securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital has initiated and is diligently pursuing corrective action. (Indenture, Section 801). An event of default with respect to the Senior Debt Securities of a particular series will not necessarily constitute an event of default with respect to Senior Debt Securities of any other series issued under the Indenture.

        Remedies.    If an event of default applicable to the Senior Debt Securities of one or more series, but not applicable to all outstanding Senior Debt Securities, exists, then either (i) the Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Senior Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Senior Debt Securities of that series to be due and payable immediately. However, under the Indenture, some Senior Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Senior Debt Securities are defined as "Discount Securities" in the Indenture.

        If the event of default is applicable to all outstanding Senior Debt Securities, then only the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Senior Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Senior Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

  (1)
  NEE Capital deposits with the Indenture Trustee a sum sufficient to pay:

  (a)
  all overdue interest on all Senior Debt Securities of that series,

  (b)
  the principal of and any premium on any Senior Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

    (c)
    interest on overdue interest for that series, and

    (d)
    all amounts then due to the Indenture Trustee under the Indenture, and
  (2)
  any other event of default with respect to the Senior Debt Securities of that series has been cured or waived as provided in the Indenture. (Indenture, Section 802).

        Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners, unless those registered owners offer reasonable indemnity to the Indenture Trustee. (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Senior Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Senior Debt Securities of that series. However, if an event of default under the Indenture relates to more than one series of Senior Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Senior Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Indenture Trustee's sole discretion, be adequate. (Indenture, Section 812).

        A registered owner of a Senior Debt Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Senior Debt Security on or after the applicable due date specified in that Senior Debt Security. (Indenture, Section 808). No registered owner of Senior Debt Securities of any series will have any other right to institute any proceeding under the Indenture, or any other remedy under the Indenture, unless:

  (1)
  that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Senior Debt Securities of that series,

  (2)
  the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee, and have offered reasonable indemnity to the Indenture Trustee to institute that proceeding in its own name as trustee, and

  (3)
  the Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (Indenture, Section 807).

        NEE Capital is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 606).

        Modification and Waiver.    Without the consent of any registered owner of Senior Debt Securities, NEE Capital and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:

  (1)
  to provide for the assumption by any permitted successor to NEE Capital of NEE Capital's obligations under the Indenture and the Senior Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its assets substantially as an entirety,

  (2)
  to add covenants of NEE Capital or to surrender any right or power conferred upon NEE Capital by the Indenture,

  (3)
  to add any additional events of default,

  (4)
  to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

  (a)
  when the required consent of the registered owners of Senior Debt Securities of that particular series or tranche has been obtained, or

  (b)
  when no Senior Debt Securities of that particular series or tranche remain outstanding under the Indenture,

  (5)
  to provide collateral security for all but not a part of the Senior Debt Securities,

  (6)
  to create the form or terms of Senior Debt Securities of any other series or tranche,

  (7)
  to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

  (8)
  to accept the appointment of a successor Indenture Trustee with respect to the Senior Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

  (9)
  to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Senior Debt Securities,

  (10)
  to change any place where

  (a)
  the principal of and premium, if any, and interest on all, or any series or tranche of, Senior Debt Securities are payable,

  (b)
  all, or any series or tranche of, Senior Debt Securities may be transferred or exchanged, and

  (c)
  notices and demands to or upon NEE Capital in respect of Senior Debt Securities and the Indenture may be served, or

  (11)
  to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche. (Indenture, Section 1201).

        The registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding may waive compliance by NEE Capital with certain restrictive provisions of the Indenture. (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Senior Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Senior Debt Security of that series affected. (Indenture, Section 813).

        In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Indenture, Section 1201).

        Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Senior Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Senior Debt Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of Senior Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Senior Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

  (1)
  change the dates on which the principal of or interest on a Senior Debt Security is due without the consent of the registered owner of that Senior Debt Security,

  (2)
  reduce any Senior Debt Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Senior Debt Security,

  (3)
  reduce any premium payable upon the redemption of a Senior Debt Security without the consent of the registered owner of that Senior Debt Security,

  (4)
  change the currency (or other property) in which a Senior Debt Security is payable without the consent of the registered owner of that Senior Debt Security,

  (5)
  impair the right to sue to enforce payments on any Senior Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Senior Debt Security,

  (6)
  reduce the percentage in principal amount of the outstanding Senior Debt Security of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche,

  (7)
  reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche, or

  (8)
  modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Senior Debt Security affected by the modification.

        A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Senior Debt Securities, or that modifies the rights of the registered owners of Senior Debt Securities of that particular series or tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Senior Debt Securities of any other series or tranche. (Indenture, Section 1202).

        The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Senior Debt Securities, Senior Debt Securities owned by NEE Capital or any other obligor upon the Senior Debt Securities or any affiliate of NEE Capital or of that other obligor (unless NEE Capital, that affiliate or that obligor owns all Senior Debt Securities outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Indenture, Section 101).

        If NEE Capital solicits any action under the Indenture from registered owners of Senior Debt Securities, NEE Capital may, at its option, by signing a written request to the Indenture Trustee, fix in advance a record date for determining the registered owners of Senior Debt Securities entitled to take that action. However, NEE Capital will not be obligated to do this. If NEE Capital fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Senior Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Senior Debt Securities have authorized that action. For these purposes, the outstanding Senior Debt Securities will be computed as of the record date. Any action of a registered owner of any Senior Debt Security under the Indenture will bind every future registered owner of that Senior Debt Security, or any Senior Debt Security replacing that Senior Debt Security, with respect to anything that the Indenture Trustee or NEE Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Senior Debt Security. (Indenture, Section 104).

        Resignation and Removal of Indenture Trustee.    The Indenture Trustee may resign at any time with respect to any series of Senior Debt Securities by giving written notice of its resignation to NEE Capital. Also, the registered owners of a majority in principal amount of the outstanding Senior Debt Securities of one or more series of Senior Debt Securities may remove the Indenture Trustee at any time with respect to the Senior Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and NEE Capital. The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

        Except with respect to an Indenture Trustee appointed by the registered owners of Senior Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:

  (1)
  no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

  (2)
  NEE Capital has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Indenture. (Indenture, Section 910).

        Notices.    Notices to registered owners of Senior Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Senior Debt Securities. (Indenture, Section 106).

        Title.    NEE Capital, the Indenture Trustee, and any agent of NEE Capital or the Indenture Trustee, may treat the person in whose name a Senior Debt Security is registered as the absolute owner of that Senior Debt Security, whether or not that Senior Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Indenture, Section 308).

        Governing Law.    The Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Indenture, Section 112).

 DESCRIPTION OF NEE GUARANTEE OF NEE CAPITAL SENIOR DEBT SECURITIES

        General.    This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between NEE and The Bank of New York Mellon, as guarantee trustee, referred to in this prospectus as the "Guarantee Trustee." The Guarantee Agreement, referred to in this prospectus as the "Guarantee Agreement," was executed for the benefit of the Indenture Trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Senior Debt Securities covered by the Guarantee Agreement. This summary does not contain a complete description of the Guarantee Agreement. You should read this summary together with the Guarantee Agreement for a complete understanding of all the provisions. The Guarantee Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        Under the Guarantee Agreement, NEE absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration or redemption), of the principal, interest and premium, if any, on the Senior Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Senior Debt Securities, according to the terms of those Senior Debt Securities and the Indenture. Pursuant to the Guarantee Agreement, all of the Senior Debt Securities are covered by the Guarantee Agreement except Senior Debt Securities that by their terms are expressly not entitled to the benefit of the Guarantee Agreement. All of the Offered Senior Debt Securities will be covered by the Guarantee Agreement. This guarantee is referred to in this prospectus as the "Guarantee." NEE is only required to make these payments if NEE Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods. (Guarantee Agreement, Section 5.01). In the Guarantee Agreement, NEE has waived its right to require the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement to exhaust their remedies against NEE Capital prior to bringing suit against NEE. (Guarantee Agreement, Section 5.06).

        The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against NEE to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Guarantee is not a guarantee of collection. (Guarantee Agreement, Section 5.01).

        Except as otherwise stated in the related prospectus supplement, the covenants in the Guarantee Agreement would not give registered owners of the Senior Debt Securities covered by the Guarantee Agreement protection in the event of a highly-leveraged transaction involving NEE.

        Security and Ranking.    The Guarantee is an unsecured obligation of NEE and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of NEE. There is no limit on the amount of other indebtedness, including guarantees, that NEE may incur or issue.

        While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE's subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Guarantee Agreement or to make any funds available for such payment. Therefore, the Guarantee effectively is subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE's subsidiaries. In addition to trade liabilities, many of NEE's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Guarantee. Neither the Indenture nor the Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that NEE's subsidiaries may issue, guarantee or otherwise incur.

        Events of Default.    An event of default under the Guarantee Agreement will occur upon the failure of NEE to perform any of its payment obligations under the Guarantee Agreement. (Guarantee Agreement, Section 1.01). The registered owners of a majority of the aggregate principal amount of the outstanding Senior Debt Securities covered by the Guarantee Agreement have the right to:

  (1)
  direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee Agreement, or

  (2)
  direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. (Guarantee Agreement, Section 3.01).

        The Guarantee Trustee must give notice of any event of default under the Guarantee Agreement known to the Guarantee Trustee to the registered owners of Senior Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that event of default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act of 1939, unless such event of default has been cured or waived prior to the giving of such notice. (Guarantee Agreement, Section 2.07). The registered owners of all outstanding Senior Debt Securities may waive any past event of default and its consequences. (Guarantee Agreement, Section 2.06).

        The Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement. The remedies of each of the Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity. At the option of any of the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement, that person or entity may join NEE in any lawsuit commenced by that person or entity against NEE Capital with respect to any obligations under the Guarantee Agreement. Also, that person or entity may recover against NEE in that lawsuit, or in any independent lawsuit against NEE, without first asserting, prosecuting or exhausting any remedy or claim against NEE Capital. (Guarantee Agreement, Section 5.06).

        NEE is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement. (Guarantee Agreement, Section 2.04).

        Modification.    NEE and the Guarantee Trustee may, without the consent of any registered owner of Senior Debt Securities covered by the Guarantee Agreement, agree to any changes to the Guarantee Agreement that do not materially adversely affect the rights of registered owners. The Guarantee Agreement also may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all outstanding Senior Debt Securities covered by the Guarantee Agreement. However, the right of any registered owner of Senior Debt Securities covered by the Guarantee Agreement to receive payment under the Guarantee Agreement on the due date of the Senior Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner. (Guarantee Agreement, Section 6.01).

        Termination of the Guarantee Agreement.    The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Senior Debt Securities covered by the Guarantee Agreement. (Guarantee Agreement, Section 5.05).

        Governing Law.    The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Guarantee Agreement, Section 5.07).

DESCRIPTION OF NEE CAPITAL SUBORDINATED DEBT SECURITIES AND NEE
SUBORDINATED GUARANTEE

        NEE Capital may issue its subordinated debt securities (other than the NEE Capital Junior Subordinated Debentures (as defined above under "Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee")), in one or more series, under one or more Indentures between NEE Capital and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities, including NEE's guarantee of NEE Capital's payment obligations under such subordinated debt securities, will be described in a supplement to this prospectus.

DESCRIPTION OF NEE CAPITAL JUNIOR SUBORDINATED DEBENTURES AND NEE JUNIOR
SUBORDINATED GUARANTEE

        General.    The junior subordinated debentures issued by NEE Capital are referred to in this prospectus as the "NEE Capital Junior Subordinated Debentures." The NEE Capital Junior Subordinated Debentures will be issued by NEE Capital in one or more series under an Indenture, dated as of September 1, 2006, among NEE Capital, NEE and The Bank of New York Mellon, as trustee, or another subordinated indenture among NEE Capital, NEE and The Bank of New York Mellon as specified in the related prospectus supplement. The indenture or indentures pursuant to which NEE Capital Junior Subordinated Debentures may be issued, as they may be amended from time to time, are referred to in this prospectus as the "NEE Capital Junior Subordinated Indenture." The Bank of New York Mellon, as trustee under the NEE Capital Junior Subordinated Indenture, is referred to in this prospectus as the "Junior Subordinated Indenture Trustee." The NEE Capital Junior Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The NEE Capital Junior Subordinated Debentures and all other subordinated debt issued previously or hereafter under the NEE Capital Junior Subordinated Indenture are collectively referred to in this prospectus as the "NEE Capital Junior Subordinated Indenture Securities."

        This section briefly summarizes some of the terms of the NEE Capital Junior Subordinated Debentures, NEE's junior subordinated guarantee of the NEE Capital Junior Subordinated Debentures (the "Junior Subordinated Guarantee"), and some of the provisions of the NEE Capital Junior Subordinated Indenture. This summary does not contain a complete description of the NEE Capital Junior Subordinated Debentures, the Junior Subordinated Guarantee or the NEE Capital Junior Subordinated Indenture. You should read this summary together with the NEE Capital Junior Subordinated Indenture and the officer's certificates or other documents creating the NEE Capital Junior Subordinated Debentures and the Junior Subordinated Guarantee for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The NEE Capital Junior Subordinated Indenture which contains the Junior Subordinated Guarantee, the forms of officer's certificate that may be used to create a series of NEE Capital Junior Subordinated Debentures and the forms of the NEE Capital Junior Subordinated Debentures have previously been filed with the SEC, and are exhibits to the registration statement. In addition, each NEE Capital Junior Subordinated Indenture will be qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

        Each issue of the NEE Capital Junior Subordinated Debentures will constitute a separate series under the NEE Capital Junior Subordinated Indenture.

        All NEE Capital Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional NEE Capital Junior Subordinated Debentures of such series. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued NEE Capital Junior Subordinated Debentures of a particular series, create and issue additional NEE Capital Junior Subordinated

Debentures of such series. Such additional NEE Capital Junior Subordinated Debentures will have the same terms as the previously-issued NEE Capital Junior Subordinated Debentures of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional NEE Capital Junior Subordinated Debentures or except for the first payments of interest following the issue date of the additional NEE Capital Junior Subordinated Debentures) so that the additional NEE Capital Junior Subordinated Debentures may be consolidated and form a single series with the previously-issued NEE Capital Junior Subordinated Debentures of such series.

        The NEE Capital Junior Subordinated Debentures will be unsecured, subordinated obligations of NEE Capital which rank junior to all of NEE Capital's Senior Indebtedness. The term "Senior Indebtedness" with respect to NEE Capital will be defined in the related prospectus supplement. All NEE Capital Junior Subordinated Debentures issued under a particular NEE Capital Junior Subordinated Indenture will rank equally and ratably with all other NEE Capital Junior Subordinated Debentures issued under that NEE Capital Junior Subordinated Indenture, except to the extent that NEE Capital elects to provide security with respect to any series of NEE Capital Junior Subordinated Debentures without providing that security to all outstanding NEE Capital Junior Subordinated Debentures in accordance with the respective NEE Capital Junior Subordinated Indenture. NEE Capital Junior Subordinated Debentures issued under a particular NEE Capital Junior Subordinated Indenture may rank senior to, pari passu with, or junior to, NEE Capital Junior Subordinated Debentures issued by NEE Capital under another NEE Capital Junior Subordinated Indenture. The NEE Capital Junior Subordinated Debentures will be unconditionally guaranteed by NEE as to payment of principal, and any interest and premium, pursuant to the Junior Subordinated Guarantee included in the NEE Capital Junior Subordinated Indenture for such NEE Capital Junior Subordinated Debentures, which Junior Subordinated Guarantee ranks junior to all of NEE's Senior Indebtedness, and may rank senior to, pari passu with, or junior to, NEE's obligations under a separate junior subordinated guarantee. See "—Junior Subordinated Guarantee of NEE Capital Junior Subordinated Debentures" below.

        Each series of NEE Capital Junior Subordinated Debentures that may be issued under each NEE Capital Junior Subordinated Indenture may have different terms. NEE Capital will include some or all of the following information about a specific series of NEE Capital Junior Subordinated Debentures in the particular prospectus supplement relating to that specific series of NEE Capital Junior Subordinated Debentures:

  (1)
  the title of those NEE Capital Junior Subordinated Debentures,

  (2)
  any limit upon the aggregate principal amount of those NEE Capital Junior Subordinated Debentures,

  (3)
  the date(s) on which the principal will be paid,

  (4)
  the rate(s) of interest on those NEE Capital Junior Subordinated Debentures, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

  (5)
  the person to whom interest will be paid on any interest payment date, if other than the person in whose name those NEE Capital Junior Subordinated Debentures are registered at the close of business on the record date for that interest payment,

  (6)
  the place(s) at which or methods by which payments will be made on those NEE Capital Junior Subordinated Debentures and the place(s) at which or methods by which the registered owners of those NEE Capital Junior Subordinated Debentures may transfer or exchange those NEE Capital Junior Subordinated Debentures and serve notices and demands to or upon NEE Capital,

  (7)
  the security registrar and any paying agent or agents for those NEE Capital Junior Subordinated Debentures,

  (8)
  any date(s) on which, the price(s) at which and the terms and conditions upon which those NEE Capital Junior Subordinated Debentures may be redeemed at the option of the issuer, in whole or in part, and any restrictions on those redemptions,

  (9)
  any sinking fund or other provisions, including any options held by the registered owners of those NEE Capital Junior Subordinated Debentures, that would obligate the issuer to repurchase or redeem those NEE Capital Junior Subordinated Debentures,

  (10)
  the denominations in which those NEE Capital Junior Subordinated Debentures may be issued, if other than denominations of $25 and any integral multiple of $25,

  (11)
  the currency or currencies in which the principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be paid (if other than in U.S. dollars),

  (12)
  if NEE Capital, or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures in a currency other than that in which those NEE Capital Junior Subordinated Debentures are stated to be payable, the terms and conditions upon which that election may be made,

  (13)
  if the principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be paid in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which NEE Capital, or a registered owner may elect to pay or receive those payments,

  (14)
  if the amount payable in respect of principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be determined by reference to an index or other fact or event ascertainable outside of the NEE Capital Junior Subordinated Indenture, the manner in which those amounts will be determined,

  (15)
  the portion of the principal amount of the NEE Capital Junior Subordinated Debentures that will be paid by the issuer upon declaration of acceleration of the maturity of those NEE Capital Junior Subordinated Debentures, if other than the entire principal amount of those NEE Capital Junior Subordinated Debentures,

  (16)
  events of default, if any, with respect to those NEE Capital Junior Subordinated Debentures and covenants, if any, of NEE Capital for the benefit of the registered owners of those NEE Capital Junior Subordinated Debentures, other than those specified in the NEE Capital Junior Subordinated Indenture,

  (17)
  the terms, if any, pursuant to which those NEE Capital Junior Subordinated Debentures may be exchanged for shares of capital stock or other securities of any other entity,

  (18)
  a definition of "Eligible Obligations" under the NEE Capital Junior Subordinated Indenture with respect to the NEE Capital Junior Subordinated Debentures denominated in a currency other than U.S. dollars,

  (19)
  any provisions for the reinstatement of the issuer's indebtedness in respect of those NEE Capital Junior Subordinated Debentures after their satisfaction and discharge,

  (20)
  if those NEE Capital Junior Subordinated Debentures will be issued in global form, necessary information relating to the issuance of those NEE Capital Junior Subordinated Debentures in global form,

  (21)
  if those NEE Capital Junior Subordinated Debentures will be issued as bearer securities, necessary information relating to the issuance of those NEE Capital Junior Subordinated Debentures as bearer securities,

  (22)
  any limits on the rights of the registered owners of those NEE Capital Junior Subordinated Debentures to transfer or exchange those NEE Capital Junior Subordinated Debentures or to register their transfer, and any related service charges,

  (23)
  any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those NEE Capital Junior Subordinated Debentures,

  (24)
  any collateral security, assurance, or guarantee for those NEE Capital Junior Subordinated Debentures, including any security, assurance of guarantee in addition to, or any exceptions to, the Junior Subordinated Guarantee),

  (25)
  any variation in the definition of pari passu securities, if applicable,

  (26)
  the terms relating to any additional interest that may be payable as a result of any tax, assessment or governmental charges, and

  (27)
  any other terms of those NEE Capital Junior Subordinated Debentures that are not inconsistent with the provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 301).

        Except as otherwise stated in the related prospectus supplement, the covenants in the NEE Capital Junior Subordinated Indenture would not give registered owners of NEE Capital Junior Subordinated Debentures protection in the event of a highly-leveraged transaction involving NEE Capital or NEE.

  Subordination.

        The NEE Capital Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of NEE Capital. (NEE Capital Junior Subordinated Indenture, Article Fifteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the NEE Capital Junior Subordinated Debentures may be made by NEE Capital, until all holders of Senior Indebtedness of NEE Capital have been paid in full (or provision has been made for such payment), if any of the following occurs:

  (1)
  certain events of bankruptcy, insolvency or reorganization of NEE Capital;

  (2)
  any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

  (3)
  any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness. (NEE Capital Junior Subordinated Indenture, Section 1502).

        Upon any distribution of assets of NEE Capital to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE Capital must be paid in full before the holders of the NEE Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (NEE Capital Junior Subordinated Indenture, Section 1502).

        While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital's subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the NEE Capital Junior Subordinated Indenture Securities or to

make any funds available for such payment. Therefore, NEE Capital Junior Subordinated Indenture Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital's subsidiaries. In addition to trade liabilities, many of NEE Capital's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the NEE Capital Junior Subordinated Indenture Securities. The NEE Capital Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE Capital's subsidiaries may issue, guarantee or otherwise incur. See "Description of NEE Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of NEE Capital.

        Junior Subordinated Guarantee of NEE Capital Junior Subordinated Debentures.    Pursuant to the Junior Subordinated Guarantee, NEE will unconditionally and irrevocably guarantee the payment of principal of and any interest and premium, if any, on the NEE Capital Junior Subordinated Debentures, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such NEE Capital Junior Subordinated Debentures and the NEE Capital Junior Subordinated Indenture. The Junior Subordinated Guarantee will remain in effect until the entire principal of and any premium, if any, and interest on the NEE Capital Junior Subordinated Debentures has been paid in full or otherwise discharged in accordance with the provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Article Fourteen).

        The Junior Subordinated Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of NEE. (NEE Capital Junior Subordinated Indenture, Section 1402). The term "Senior Indebtedness" with respect to NEE will be defined in the related prospectus supplement. No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on, the NEE Capital Junior Subordinated Debentures may be made by NEE under the Junior Subordinated Guarantee until all holders of Senior Indebtedness of NEE have been paid in full (or provision has been made for such payment), if any of the following occurs:

  (1)
  certain events of bankruptcy, insolvency or reorganization of NEE;

  (2)
  any Senior Indebtedness of NEE is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

  (3)
  any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE are permitted to accelerate the maturity of such Senior Indebtedness. (NEE Capital Junior Subordinated Indenture, Section 1403).

        Upon any distribution of assets of NEE to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE must be paid in full before the holders of the NEE Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (NEE Capital Junior Subordinated Indenture, Section 1403).

        While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE's subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Junior Subordinated Guarantee or to make any funds available for such payment. Therefore, the Junior Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE's subsidiaries. In addition to trade liabilities, many of NEE's operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Guarantee. The NEE Capital Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE's subsidiaries may issue, guarantee or otherwise incur. See "Description of NEE Common Stock—Common Stock Terms—Dividend Rights" for a description of contractual restrictions on the dividend-paying ability of some of NEE's subsidiaries.

        Payment and Paying Agents.    Except as stated in the related prospectus supplement, on each interest payment date NEE Capital will pay interest on each NEE Capital Junior Subordinated Debenture to the person in whose name that NEE Capital Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the NEE Capital Junior Subordinated Debentures mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any NEE Capital Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that NEE Capital Junior Subordinated Debenture:

  (1)
  as of the close of business on a date that the Junior Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital, or NEE, as the case may be, proposes to pay the defaulted interest, or

  (2)
  in any other lawful manner that does not violate the requirements of any securities exchange on which that NEE Capital Junior Subordinated Debenture is listed and that the Junior Subordinated Indenture Trustee believes is acceptable. (NEE Capital Junior Subordinated Indenture, Section 307).

        Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the NEE Capital Junior Subordinated Debentures at maturity will be payable when such NEE Capital Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital and NEE may change the place of payment on the NEE Capital Junior Subordinated Debentures, appoint one or more additional paying agents, including itself, and remove any paying agent. (NEE Capital Junior Subordinated Indenture, Section 602).

        Transfer and Exchange.    Unless otherwise stated in the related prospectus supplement, NEE Capital Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the NEE Capital Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.

        Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the NEE Capital Junior Subordinated Debentures. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the NEE Capital Junior Subordinated Debentures.

        NEE Capital will not be required to transfer or exchange any NEE Capital Junior Subordinated Debenture selected for redemption. Also, NEE Capital will not be required to transfer or exchange any NEE Capital Junior Subordinated Debenture during a period of 15 days before selection of NEE Capital Junior Subordinated Debentures to be redeemed. (NEE Capital Junior Subordinated Indenture, Section 305).

        Defeasance.    NEE Capital and NEE may, at any time, elect to have all of their obligations discharged with respect to all or a portion of any NEE Capital Junior Subordinated Indenture

Securities. To do so, NEE Capital or NEE must irrevocably deposit with the Junior Subordinated Indenture Trustee or any paying agent, in trust:

  (1)
  money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity, or

  (2)
  in the case of a deposit made prior to the maturity of that series of NEE Capital Junior Subordinated Indenture Securities,

  (a)
  direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

  (b)
  certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Junior Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity, or

  (3)
  a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity. (NEE Capital Junior Subordinated Indenture, Section 701).

        Option to Defer Interest Payments.    If so specified in the related prospectus supplement, NEE Capital will have the option to defer the payment of interest from time to time on the NEE Capital Junior Subordinated Debentures for one or more periods. Interest would, however, continue to accrue on the NEE Capital Junior Subordinated Debentures. Unless otherwise provided in the related prospectus supplement, during any optional deferral period, or for so long as an "Event of Default" under the NEE Capital Junior Subordinated Indenture resulting from a payment default has occurred and is continuing, neither NEE nor NEE Capital may:

  (1)
  declare or pay any dividend or distribution on its capital stock;

  (2)
  redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

  (3)
  pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the NEE Capital Junior Subordinated Debentures, or with the Junior Subordinated Guarantee; or

  (4)
  make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the NEE Capital Junior Subordinated Debentures or the Junior Subordinated Guarantee ,

  other than

  (a)
  purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

  (b)
  any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

  (c)
  the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

  (d)
  dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts;

  (e)
  redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

  (f)
  payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by NEE concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made with respect to any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full;

  (g)
  payments under any guarantee of junior subordinated debentures executed and delivered by NEE (including the Junior Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full;

  (h)
  dividends or distributions by NEE Capital on its capital stock to the extent owned by NEE; or

  (i)
  redemptions, purchases, acquisitions or liquidation payments by NEE Capital with respect to its capital stock to the extent owned by NEE. (NEE Capital Junior Subordinated Indenture, Section 608).

        NEE and NEE Capital have reserved the right to amend the NEE Capital Junior Subordinated Indenture, dated as of September 1, 2006, without the consent or action of the holders of any NEE Capital Junior Subordinated Indenture Securities issued after October 1, 2006, including the NEE Capital Junior Subordinated Debentures, to modify the exceptions to the restrictions described in clause (f) above to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof (including the Junior Subordinated Guarantee), executed and delivered by NEE, NEE Capital or any of their subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.

        Unless otherwise provided in the related prospectus supplement, (i) before an optional deferral period ends, NEE Capital may further defer the payment of interest and (ii) after any optional deferral period and the payment of all amounts then due, NEE Capital may select a new optional deferral period. Unless otherwise provided in the related prospectus supplement, no optional deferral period may exceed the period of time specified in that prospectus supplement. No interest period may be deferred beyond the maturity of the NEE Capital Junior Subordinated Debentures.

        Redemption.    The redemption terms of the NEE Capital Junior Subordinated Debentures, if any, will be set forth in a prospectus supplement. Unless set forth differently in a prospectus supplement, and except with respect to NEE Capital Junior Subordinated Debentures redeemable at the option of the holder, NEE Capital Junior Subordinated Debentures will be redeemable upon notice between 30 and 60 days prior to the redemption date. If less than all of the NEE Capital Junior Subordinated Debentures of any series or any tranche thereof are to be redeemed, the Junior Subordinated Indenture Trustee will select the NEE Capital Junior Subordinated Debentures to be redeemed. In the absence of any provision for selection, the Junior Subordinated Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (NEE Capital Junior Subordinated Indenture, Sections 403 and 404).

        NEE Capital Junior Subordinated Debentures selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the NEE Capital Junior Subordinated Debentures are surrendered for redemption. (NEE Capital Junior Subordinated Indenture, Section 405). If only part of a NEE Capital Junior Subordinated Debenture is redeemed, the Junior Subordinated Indenture Trustee will deliver a new NEE Capital Junior Subordinated Debenture of the same series for the remaining portion without charge. (NEE Capital Junior Subordinated Indenture, Section 406).

        Any redemption at the option of NEE Capital may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received such money by the date fixed for redemption, neither NEE Capital nor NEE will be required to redeem such NEE Capital Junior Subordinated Debentures. (NEE Capital Junior Subordinated Indenture, Section 404).

        Subject to applicable law, including United States federal securities laws, NEE or its affiliates, including NEE Capital, may at any time and from time to time purchase outstanding NEE Capital Junior Subordinated Debentures by tender, in the open market or by private agreement.

        Consolidation, Merger, and Sale of Assets.    Under the NEE Capital Junior Subordinated Indenture, neither NEE Capital nor NEE may consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

  (1)
  the entity formed by that consolidation, or the entity into which NEE Capital or NEE, as the case may be, is merged, or the entity that acquires or leases the properties and assets of NEE Capital or NEE, as the case may be, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital's or NEE's, as the case may be, obligations on all NEE Capital Junior Subordinated Indenture Securities and under the NEE Capital Junior Subordinated Indenture,

  (2)
  immediately after giving effect to the transaction, no event of default under the NEE Capital Junior Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the NEE Capital Junior Subordinated Indenture exists, and

  (3)
  NEE Capital or NEE, as the case may be, delivers an officer's certificate and an opinion of counsel to the Junior Subordinated Indenture Trustee, as provided in the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 1101).

        The NEE Capital Junior Subordinated Indenture does not prevent or restrict:

  (a)
  any consolidation or merger after the consummation of which NEE Capital or NEE would be the surviving or resulting entity;

  (b)
  any consolidation of NEE Capital with NEE or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by NEE, or any merger of any such entity into any other of such entities, or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof;

  (c)
  any conveyance or other transfer, or lease, of any part of the properties or assets of NEE Capital or NEE which does not constitute the entirety, or substantially the entirety, thereof; or

  (d)
  the approval by NEE Capital or NEE of or the consent by NEE Capital or NEE to any consolidation or merger to which any direct or indirect subsidiary or affiliate of NEE may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets. (NEE Capital Junior Subordinated Indenture, Section 1103).

        Events of Default.    Each of the following is an event of default under the NEE Capital Junior Subordinated Indenture with respect to the NEE Capital Junior Subordinated Indenture Securities of any series:

  (1)
  failure to pay interest on the NEE Capital Junior Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a failure to pay interest during a valid optional deferral period will not constitute an event of default),

  (2)
  failure to pay principal or premium, if any, on the NEE Capital Junior Subordinated Indenture Securities of that series when it is due,

  (3)
  failure to comply with any other covenant in the NEE Capital Junior Subordinated Indenture, other than a covenant that does not relate to that series of NEE Capital Junior Subordinated Indenture Securities, that continues for 90 days after (i) NEE Capital and NEE receive written notice of such failure to comply from the Junior Subordinated Indenture Trustee, or (ii) NEE Capital, NEE and the Junior Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the NEE Capital Junior Subordinated Indenture Securities of that series,

  (4)
  certain events of bankruptcy, insolvency or reorganization of NEE Capital or NEE,

  (5)
  with certain exceptions, the Junior Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by NEE, or

  (6)
  any other event of default specified with respect to the NEE Capital Junior Subordinated Indenture Securities of that series. (NEE Capital Junior Subordinated Indenture, Section 801).

        In the case of the third event of default listed above, the Junior Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of NEE Capital Junior Subordinated Debentures of that series, together with the Junior Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital or NEE has initiated and is diligently pursuing corrective action in good faith. (NEE Capital Junior Subordinated Indenture, Section 801). An event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to NEE Capital Junior Subordinated Indenture Securities of any other series issued under the NEE Capital Junior Subordinated Indenture.

        Remedies.    If an event of default applicable to the NEE Capital Junior Subordinated Indenture Securities of one or more series, but not applicable to all outstanding NEE Capital Junior Subordinated Indenture Securities, exists, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the NEE Capital Junior Subordinated Indenture Securities of that series to be due and payable immediately. (NEE Capital Junior Subordinated Indenture, Section 802).

        If the event of default is applicable to all outstanding NEE Capital Junior Subordinated Indenture Securities, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding NEE Capital Junior Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. (NEE Capital Junior Subordinated Indenture, Section 802). However, the event of default giving rise to the declaration relating to any series of NEE Capital Junior Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

  (1)
  NEE Capital or NEE deposits with the Junior Subordinated Indenture Trustee a sum sufficient to pay:

  (a)
  all overdue interest on all NEE Capital Junior Subordinated Indenture Securities of the relevant series,

  (b)
  the principal of and any premium on any NEE Capital Junior Subordinated Indenture Securities of the relevant series that have become due for reasons other than that declaration, and interest that is then due,

  (c)
  interest on overdue interest for the relevant series, and

  (d)
  all amounts then due to the Junior Subordinated Indenture Trustee under the NEE Capital Junior Subordinated Indenture, and

  (2)
  any other event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of the relevant series has been cured or waived as provided in the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 802).

        Other than its obligations and duties in case of an event of default under the NEE Capital Junior Subordinated Indenture, the Junior Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the NEE Capital Junior Subordinated Indenture at the request or direction of any of the registered owners of the NEE Capital Junior Subordinated Indenture Securities, unless those registered owners offer reasonable indemnity to the Junior Subordinated Indenture Trustee. (NEE Capital Junior Subordinated Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of NEE Capital Junior Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee, or exercising any trust or power conferred on the Junior Subordinated Indenture Trustee, with respect to the NEE Capital Junior Subordinated Indenture Securities of that series. However, if an event of default under the NEE Capital Junior Subordinated Indenture relates to more than one series of NEE Capital Junior Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of NEE Capital Junior Subordinated Indenture Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the NEE Capital Junior Subordinated Indenture, and may not expose the Junior Subordinated Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Junior Subordinated Indenture Trustee's sole discretion, be adequate. (NEE Capital Junior Subordinated Indenture, Section 812).

        A registered owner of a NEE Capital Junior Subordinated Indenture Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that NEE Capital Junior Subordinated Indenture Security on or after the applicable due date specified in that NEE Capital Junior Subordinated Indenture Security. (NEE Capital Junior Subordinated Indenture, Section 808). No registered owner of NEE Capital Junior Subordinated Indenture Securities of any series will have any other right to institute any proceeding under the NEE Capital Junior Subordinated Indenture, or exercise any other remedy under the NEE Capital Junior Subordinated Indenture, unless:

  (1)
  that registered owner has previously given to the Junior Subordinated Indenture Trustee written notice of a continuing event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of that series,

  (2)
  the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all series in respect of which an event of default under the NEE Capital Junior Subordinated Indenture exists, considered as one class, have made written request to the Junior Subordinated Indenture Trustee, and have offered reasonable indemnity to the Junior Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and

  (3)
  the Junior Subordinated Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all series in respect of which an event of default under the NEE Capital Junior Subordinated Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer. (NEE Capital Junior Subordinated Indenture, Section 807).

        Each of NEE Capital and NEE is required to deliver to the Junior Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 606).

        Modification and Waiver.    Without the consent of any registered owner of NEE Capital Junior Subordinated Indenture Securities, NEE Capital, the Junior Subordinated Indenture Trustee and NEE, may amend or supplement the NEE Capital Junior Subordinated Indenture for any of the following purposes:

  (1)
  to provide for the assumption by any permitted successor to NEE Capital or NEE of NEE Capital's or NEE's obligations with respect to the NEE Capital Junior Subordinated Indenture and the NEE Capital Junior Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its properties and assets substantially as an entirety,

  (2)
  to add covenants of NEE Capital or NEE or to surrender any right or power conferred upon NEE Capital or NEE by the NEE Capital Junior Subordinated Indenture,

  (3)
  to add any additional events of default,

  (4)
  to change, eliminate or add any provision of the NEE Capital Junior Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of NEE Capital Junior Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

    (a)
    when the required consent of the registered owners of NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche has been obtained, or

    (b)
    when no NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche remain outstanding under the NEE Capital Junior Subordinated Indenture,

  (5)
  to provide collateral security for all but not a part of the NEE Capital Junior Subordinated Indenture Securities,

  (6)
  to create the form or terms of NEE Capital Junior Subordinated Indenture Securities of any other series or tranche,

  (7)
  to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

  (8)
  to accept the appointment of a successor Junior Subordinated Indenture Trustee or co-trustee with respect to the NEE Capital Junior Subordinated Indenture Securities of one or more series and to change any of the provisions of the NEE Capital Junior Subordinated Indenture as necessary to provide for the administration of the trusts under the NEE Capital Junior Subordinated Indenture by more than one trustee,

  (9)
  to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the NEE Capital Junior Subordinated Indenture Securities,

  (10)
  to change any place where

  (a)
  the principal of and premium, if any, and interest on all, or any series or tranche of, NEE Capital Junior Subordinated Indenture Securities are payable,

  (b)
  all, or any series or tranche of, NEE Capital Junior Subordinated Indenture Securities may be transferred or exchanged, and

  (c)
  notices and demands to or upon NEE Capital or NEE in respect of NEE Capital Junior Subordinated Indenture Securities and the NEE Capital Junior Subordinated Indenture may be served, or

  (11)
  to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the NEE Capital Junior Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of NEE Capital Junior Subordinated Indenture Securities of any series or tranche. (NEE Capital Junior Subordinated Indenture, Section 1201).

        The registered owners of a majority in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of all series then outstanding may waive compliance by NEE Capital or NEE with certain restrictive provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of any series may waive any past default under the NEE Capital Junior Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the NEE Capital Junior Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that series affected. (NEE Capital Junior Subordinated Indenture, Section 813).

        In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the NEE Capital Junior Subordinated Indenture in a way that requires changes to the NEE Capital Junior Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the NEE Capital Junior Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital, NEE and the Junior Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (NEE Capital Junior Subordinated Indenture, Section 1201).

        Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the NEE Capital Junior Subordinated Indenture. However, if less than all of the series of NEE Capital Junior Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding NEE Capital Junior Subordinated Indenture Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of NEE Capital Junior Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of NEE Capital Junior Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

  (1)
  change the dates on which the principal of or interest (except as described above under "—Option to Defer Interest Payments") on a NEE Capital Junior Subordinated Indenture Security is due without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

  (2)
  reduce any NEE Capital Junior Subordinated Indenture Security's principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

  (3)
  reduce any premium payable upon the redemption of a NEE Capital Junior Subordinated Indenture Security without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

  (4)
  change the currency (or other property) in which a NEE Capital Junior Subordinated Indenture Security is payable without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

  (5)
  impair the right to sue to enforce payments on any NEE Capital Junior Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

  (6)
  impair the right to receive payments under the Junior Subordinated Guarantee or to institute suit for enforcement of any such payment under the Junior Subordinated Guarantee,

  (7)
  reduce the percentage in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that particular series or tranche,

  (8)
  reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that particular series or tranche, or

  (9)
  modify certain of the provisions of the NEE Capital Junior Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the NEE Capital Junior Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security affected by the modification.

        A supplemental indenture that changes or eliminates any provision of the NEE Capital Junior Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of NEE Capital Junior Subordinated Indenture Securities, or that modifies the rights of the registered owners of NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche with respect to that provision, will not affect the rights under the NEE Capital Junior Subordinated Indenture of the registered owners of the NEE Capital Junior Subordinated Indenture Securities of any other series or tranche. (NEE Capital Junior Subordinated Indenture, Section 1202).

        The NEE Capital Junior Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the NEE Capital Junior Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of NEE Capital Junior Subordinated Indenture Securities, NEE Capital Junior Subordinated Indenture Securities owned by NEE Capital, NEE or any other obligor upon the NEE Capital Junior Subordinated Indenture Securities or any affiliate of NEE Capital, NEE or of that other obligor (unless NEE Capital, NEE, that affiliate or that obligor owns all NEE Capital Junior Subordinated Indenture Securities outstanding under the NEE Capital Junior Subordinated Indenture, determined without regard to this provision), will be disregarded and deemed not to be outstanding. (NEE Capital Junior Subordinated Indenture, Section 101).

        If NEE Capital or NEE solicits any action under the NEE Capital Junior Subordinated Indenture from registered owners of NEE Capital Junior Subordinated Indenture Securities, each of NEE Capital or NEE may, at its option, by signing a written request to the Junior Subordinated Indenture Trustee, fix in advance a record date for determining the registered owners of NEE Capital Junior Subordinated Indenture Securities entitled to take that action. However, neither NEE Capital nor NEE will be obligated to do this. If NEE Capital or NEE fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of NEE Capital Junior Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding NEE Capital Junior Subordinated Indenture Securities have authorized that action. For these purposes, the outstanding NEE Capital Junior Subordinated Indenture Securities will be computed as of the record date. Any action of a registered owner of any NEE Capital Junior Subordinated Indenture Security under the NEE Capital Junior Subordinated Indenture will bind every future registered owner of that NEE Capital Junior Subordinated Indenture Security, or any NEE Capital Junior Subordinated Indenture Security replacing that NEE Capital Junior Subordinated Indenture Security, with respect to anything that the Junior Subordinated Indenture Trustee, NEE Capital or NEE do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that NEE Capital Junior Subordinated Indenture Security. (NEE Capital Junior Subordinated Indenture, Section 104).

        Resignation and Removal of Junior Subordinated Indenture Trustee.    The Junior Subordinated Indenture Trustee may resign at any time with respect to any series of NEE Capital Junior Subordinated Indenture Securities by giving written notice of its resignation to NEE Capital and NEE.

Also, the registered owners of a majority in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of one or more series of NEE Capital Junior Subordinated Indenture Securities may remove the Junior Subordinated Indenture Trustee at any time with respect to the NEE Capital Junior Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Junior Subordinated Indenture Trustee, NEE Capital and NEE. The resignation or removal of the Junior Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

        Except with respect to a Junior Subordinated Indenture Trustee appointed by the registered owners of NEE Capital Junior Subordinated Indenture Securities, the Junior Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the NEE Capital Junior Subordinated Indenture if:

  (1)
  no event of default under the NEE Capital Junior Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the NEE Capital Junior Subordinated Indenture exists, and

  (2)
  NEE Capital and NEE have delivered to the Junior Subordinated Indenture Trustee resolutions of their Boards of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 910).

        Notices.    Notices to registered owners of NEE Capital Junior Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those NEE Capital Junior Subordinated Indenture Securities. (NEE Capital Junior Subordinated Indenture, Section 106).

        Title.    The person in whose name a NEE Capital Junior Subordinated Indenture Security is registered may be treated as the absolute owner of that NEE Capital Junior Subordinated Indenture Security, whether or not that NEE Capital Junior Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (NEE Capital Junior Subordinated Indenture, Section 308).

        Governing Law.    The NEE Capital Junior Subordinated Indenture and the NEE Capital Junior Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (NEE Capital Junior Subordinated Indenture, Section 112).

INFORMATION CONCERNING THE TRUSTEES

        NEE and its subsidiaries, including NEE Capital, and various of their affiliates maintain various banking and trust relationships with The Bank of New York Mellon. The Bank of New York Mellon acts, or would act, as (i) Indenture Trustee, security registrar and paying agent under the Indenture described under "Description of NEE Capital Senior Debt Securities" above, (ii) Guarantee Trustee under the Guarantee Agreement described under "Description of NEE Guarantee of NEE Capital Senior Debt Securities" above, (iii) purchase contract agent under purchase contract agreements with respect to stock purchase units, (iv) guarantee trustee under the existing guarantee agreement with respect to preferred trust securities issued by NEE Capital and guaranteed by NEE, (v) property trustee under a trust agreement with respect to the aforementioned preferred trust securities and (vi) Junior Subordinated Indenture Trustee, security registrar and paying agent under the NEE Capital Junior Subordinated Indenture described under "Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee" above.

PLAN OF DISTRIBUTION

        NEE and NEE Capital may sell the securities offered pursuant to this prospectus ("Offered Securities"):

  (1)
  through underwriters or dealers,

  (2)
  through agents, or

  (3)
  directly to one or more purchasers.

        This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

        Through Underwriters or Dealers.    If NEE and/or NEE Capital uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If NEE and/or NEE Capital uses a dealer in the sale, NEE and/or NEE Capital will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Through Agents.    NEE and/or NEE Capital may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

        Directly.    NEE and/or NEE Capital may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

        General Information.    A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to NEE and/or NEE Capital from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

        NEE and/or NEE Capital may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from NEE and/or NEE Capital at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

        The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the "remarketing firms," acting as principals for their own accounts or as agent for NEE and/or NEE Capital, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with NEE and/or NEE Capital, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

        NEE and/or NEE Capital may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by NEE and/or NEE Capital or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from NEE and/or NEE Capital in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

        NEE and/or NEE Capital may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from NextEra Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of NextEra Energy, Inc. and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

        Morgan, Lewis & Bockius LLP, New York, New York and Squire Sanders (US) LLP, West Palm Beach, Florida, co-counsel to NEE and NEE Capital, will pass upon the legality of the Offered Securities for NEE and NEE Capital. Hunton & Williams LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriters, dealers or agents. Morgan, Lewis & Bockius LLP and Hunton & Williams LLP may rely as to all matters of Florida law upon the opinion of Squire Sanders (US) LLP. Squire Sanders (US) LLP may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from NEE or NEE Capital specifying the final terms of a particular offering of securities. Neither NEE nor NEE Capital has authorized anyone else to provide you with additional or different information. Neither NEE nor NEE Capital is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

NextEra Energy, Inc.

11,100,000 Shares
Common Stock

PROSPECTUS SUPPLEMENT

November    , 2013

Citigroup	Barclays